An Offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION; DATED AUGUST 20, 2021

EFUND CITY METRO INCOME FUND LLC

Efund City Metro Income Fund LLC

232 Old River Rd

Edgewater, NJ 07020

https://www.efundcity.com

Best Efforts Offering of

Up to $50,000,000 in Common Shares

EFUND CITY METRO INCOME FUND LLC (the “Fund”, or “Company”, “us”, “we”, “our” and similar terms) is a newly organized Delaware limited liability company, formed on February 5, 2020. We intend to invest in a diversified portfolio of commercial real estate assets in major metropolitan areas, primarily consisting of bridge and mezzanine loans, including junior participating interest in first mortgages, preferred, and direct equity. We may also directly acquire real property, real estate-related loans and certain mortgage-related securities. We are offering to the public up to $50,000,000 in our common shares, which represent limited liability company interests in the Company, on a “best efforts” and ongoing basis to investors who meet the Investor Suitability standards as set forth herein. We are externally managed by Efund City Investment LLC (our “Manager”), a Delaware limited liability company, and a wholly-owned subsidiary of our Sponsor.

The Offering will commence immediately upon qualification of the Offering by the Securities and Exchange Commission (the “Effective Date”) and will terminate at the discretion of our Manager. The maximum amount of the Offering shall not exceed Fifty Million Dollars ($50,000,000) in any Twelve (12) month period (“Maximum Offering Amount”) in accordance with Tier II of Regulation A as set forth under the Securities Act of 1933, as amended, (“Reg A Tier II”). We intend to offer the Common Shares described herein on a continuous and ongoing basis pursuant to Rule 251(d)(3)(i)(f).

The Offering is being conducted on a “best-efforts” basis. In offering the Common Shares on behalf of us, the principals and officers will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

Common Shares Offered By the Company	Number of Shares	Price to Public(1)	Underwriter Discounts and Commissions(2)	Proceeds to Issuer	Proceeds to other Persons
Per Share	1	$10.00	---	$10.00	$0.00

Total Maximum	5,000,000	$10.00	---	$50,000,000.00	$0.00

(1)	Until December 31, 2021, the per share purchase price for our Common Shares in this Offering will be $10.00, an amount that was arbitrarily determined by our Manager. Thereafter, the per share purchase price for our Common Shares will be adjusted every fiscal quarter and, as of January 1st, April 1st, July 1st and October 1st of each year, and will be equal to our net asset value, or NAV, divided by the number of Common Shares outstanding as of the close of business on the last business day of the prior fiscal quarter, in each case prior to giving effect to any unit purchases or redemption to be effected on such day. Investors will pay the most recent publicly announced purchase price as of the date of their subscription.

(2)	The Company does not intend to use commissioned sales agents or underwriters. Please refer to the section entitled “PLAN OF DISTRIBUTION” of this Offering Circular for additional information.

The Interests offered hereby are highly speculative in nature and involve a high degree of risk.  See “Risk Factors” beginning on page 4 of this Offering Circular for a discussion of other material risks of investing in our Interests.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(i) of Form 1-A.

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IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any accompanying Offering Circular supplements, which we refer to collectively as the Offering circular.  You should rely only on the information contained in this Offering circular.  We have not authorized anyone to provide you with different information.  This Offering Circular may only be used where it is legal to sell these securities.  You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an Offering statement that we filed with the Securities and Exchange Commission, or SEC, using a continuous Offering process.  We will provide an Offering Circular supplement that may add, update or change information contained in this Offering circular.  Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement.  The Offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering circular.  You should read this Offering Circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC.  See the section entitled “Additional Information” below for more details.

The Offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.  Also, a copy of our Offering Circular and all supplements will be posted on the Efund City Platform.  The contents of the Platform website (other than the Offering Circular and supplements thereto) are not incorporated by reference in or otherwise a part of this Offering circular.

FOR RESIDENTS OF ALL STATES. THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN ANY PARTICULAR STATE. THIS OFFERING CIRCULAR MAY BE SUPPLEMENTED BY ADDITIONAL STATE LEGENDS. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE ADVISED TO CONTACT US FOR A CURRENT LIST OF STATES IN WHICH OFFERS OR SALES MAY BE LAWFULLY MADE. AN INVESTMENT IN THIS OFFERING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF FINANCIAL RISK. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSIDER ALL OF THE RISK FACTORS DESCRIBED BELOW.

UNITED STATES TERRITORIES AND POSSESSIONS. THESE SECURITIES ARE NOT AUTHORIZED FOR OFFERING OR SALE IN ANY TERRITORY OR POSSESSION OF THE UNITED STATES IN LIEU OF APPLICABLE SECURITIES LAWS TO THE CONTRARY. SECURITIES AND/OR CAPITAL GUARDIANSHIPS ARE NOT AUTHORIZED FOR SALE IN SUCH TERRITORIES OR POSSESSIONS.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

The Common Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Act). As a Tier 2 Offering pursuant to Regulation A under the Act, this Offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Common Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when the Common Shares are listed on a national securities exchange, if at all.

“Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D; and (ii) all other non-accredited Investors so long as their investment in the Common Shares does not represent more than Ten Percent (10%) of the greater of the Investor’s, alone or together with a spouse, annual income or net worth (excluding the value of the Investor’s primary residence and any loans secured by the residence (up to the value of the residence), or Ten Percent (10% ) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

The Common Shares are offered hereby and sold to Investors that are within both categories (i.e., Accredited Investors and non-accredited Investors whose investment in the Common Shares does not represent more than Ten Percent (10%) of the applicable amount). Accordingly, we reserve the right to reject any Investor’s subscription in whole or in part for any reason, including if the Company determines in its sole and absolute discretion that such Investor is not a “Qualified Purchaser” for purposes of Regulation A. Main investors will fall within category ii as defined above regarding all other non-accredited Investors.

For purposes of determining whether a potential Investor is a “Qualified purchaser” (who is not an Accredited Investor), annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an Investor’s home, home furnishings and automobiles.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

We make statements in this Offering Circular that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” “continue,” “could,” “might,” “potential,” “predict,” “should,” “will,” “would,” and similar expressions or statements regarding future periods or the negative of these terms are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this Offering Circular or in the information incorporated by reference into this Offering circular.

The forward-looking statements included in this Offering Circular are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this Offering circular. All forward-looking statements are made as of the date of this Offering Circular and the risk that actual results will differ materially from the expectations expressed in this Offering Circular will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this Offering circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this Offering circular, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this Offering Circular will be achieved.

EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,070,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,070,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

●	The end of the fiscal year in which our annual revenues exceed $1.07 billion.

●	The end of the fiscal year in which the fifth anniversary of our IPO occurred.

●	The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt.

●	The date on which we qualify as a large accelerated filer.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this Offering highlight material information regarding us and this Offering, including in some cases information that is not otherwise addressed in the “Offering Summary” section of this Offering circular. You should read this entire Offering circular, including the section entitled “Risk Factors,” before deciding to purchase our Common Shares.

Q:	What is Efund City Metro Income Fund LLC?

A:	We are a newly organized Delaware limited liability company formed to invest in and manage a diversified portfolio of commercial real estate assets, including bridge and mezzanine loans, preferred and direct equity in real properties. We expect to use substantially all of the net proceeds from this Offering invest in a diversified portfolio of commercial real estate assets in major metropolitan areas, primarily consisting of bridge and mezzanine loans, including junior participating interest in first mortgages, preferred, and direct equity. We may also directly acquire real property, real estate-related loans and certain mortgage-related securities.

Q:	Are there any risks involved in buying the Company’s Common Shares?

A:	Investing in our common shares involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” for a description of the risks relating to this Offering and an investment in our shares.

Q:	Will you use leverage?

A:	Yes, we intend to use leverage. We expect to selectively employ leverage to enhance total returns to our shareholders. Our Manager may from time to time modify our leverage policy in its discretion. However, other than during our initial period of operations, it is our policy not to borrow more than 75% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets.

Q:	Who will choose which investments you make?

A:	We are externally managed by Efund City Investment LLC, or our Manager, to manage our day-to-day operations. Our Manager is a wholly-owned subsidiary of Efund City Holding LLC, our Sponsor. A team of real estate and debt finance professionals, acting through our Manager, will make all the decisions regarding the selection, negotiation, financing and disposition of our investments, subject to the limitations in our Operating Agreement. A majority of the investment committee of our Manager will also provide asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital.

Q:	Who is Efund City Holding LLC?

A:	Efund City Holding LLC is our Sponsor, and it will fund all of our organization and Offering expenses. Our Sponsor will not seek any reimbursement from us or our Manager for such expenses, and we will not reimburse our Sponsor for all the organization and Offering expenses. Our Sponsor has purchased 500 shares of ours at a price of $10 per share.

Q:	Who is Efund City Platform LLC?

A.	Efund City Platform LLC owns and operates an online investment platform, https://www.efundcity.com and an App of “Efund City”, which are referred to as the Efund City Platform in this Offering circular. Efund City Platform LLC is a wholly owned subsidiary of our Sponsor. Our common shares will be offered through the Efund City Platform.

Q:	What is the Efund City Platform?

A:	The Efund City Platform refers to the website of https://www.efundcity.com and the App of “Efund City”. The website is an online investment platform for commercial real estate, often times referred to as an investment marketplace. The App is on application that functions similarly as the Platform. Additionally, the Efund City Platform gives qualified investors the ability to:

●	browse investment Offerings based on investment preferences including location, asset type, and risk and return profile;

●	transact entirely online or via the App, including digital legal documentation, funds transfer, and ownership recordation;

●	manage and track investments easily; and

●	receive automated distributions and/or interest payments, and regular financial reporting.

Q:	Who is Hongkun USA Real Estate Development LLC?

A:	Hongkun USA Real Estate Development LLC (“Hongkun USA”) is a real estate development and management company located at 232 Old River Rd, Edgewater, New York, an affiliated company of our Sponsor. Our Manager has entered into a shared services agreement with Hongkun USA. Pursuant to this agreement, employees of Hongkun USA will provide certain services to our Manager, including portfolio management, asset valuation, risk management and asset management services as well as administration services addressing legal, compliance, investor relations and information technologies necessary for the performance by our Manager of its duties under our Operating Agreement.

Q:	Will I be charged upfront selling commissions?

A:	No. Investors will not pay upfront selling commissions as part of the price per common share purchased in this Offering. Additionally, there is no broker dealer fee or other service-related fee in connection with the Offering and sale of our common shares through the Efund City Platform.

Q:	Who will pay your organization, Offering and ongoing reporting and operating costs?

A:	Our Sponsor will pay on our behalf all third-party costs incurred in connection with our organization and the Offering of our shares. We will not reimburse our Sponsor, and our Sponsor will not seek any reimbursement from us or our Manager, for these third-party organization and Offering costs incurred both before and after the date of this Offering circular.

We will pay our ongoing reporting and operating costs. And If some of the ongoing reporting and operating costs are first paid by our Manager or Sponsor, we will reimburse our Manager or Sponsor later.

Q:	What fees will you pay to the Manager or any of its affiliates?

A:	We will pay our Manager a quarterly asset management fee at an annualized rate of 1.00% payable in arrears, which, through December 31, 2021, will be based on our net Offering proceeds as of the end of each quarter, and thereafter will be based on our NAV at the end of each prior quarter. Additionally, our Manager is entitled to certain performance-based compensation. See “Management Compensation” for more details.

Q:	How often will I receive distributions?

A:	We expect that our Manager will declare and pay distributions quarterly in arrears commencing in the first full quarter after the quarter in which we make our first investment. Any distributions we make will be at the discretion of our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow.

Q:	Will I be able to reinvest my quarterly distributions into additional share purchase in the Company?

A:	Yes. Reinvestments of distributions will be allowed to the extent that this Offering remains ongoing. So long as the Offering is ongoing, shareholders will have the option of receiving their quarterly distributions or having their share of distributions credited to their capital accounts and reinvested in the Company to purchase additional common shares, at the then current price of our common share. Any share purchased through reinvestment will be counted towards the maximum $50,000,000 Offering amount.

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Distributions may be treated as ordinary income, capital gains, and return of capital for tax purposes, each of which may be taxed at a different rate for different investors:

●	The majority of recurring distributions will be taxed at your ordinary income rate if they are from current or accumulated earnings and profits.

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●	The portion of your distribution in excess of current and accumulated earnings and profits will be considered a return of capital for U.S. federal income tax purposes and will not result in current tax, but will lower the tax basis of your investment until it is reduced to, but not below, zero. Any return of capital in excess of your tax basis will be treated as sales proceeds from the sale of our common shares and will be taxed accordingly.

●	Distributions that are designated as capital gain will generally be taxable at the long-term capital gains rate.

Because each investor’s tax considerations are different, we recommend that you consult with your tax advisor.

Q:	Will I have the opportunity to redeem my common shares?

A:	While investors should view this investment as long-term, we have adopted a redemption plan whereby, on a quarterly basis, an investor has the opportunity to obtain liquidity. Our Manager has designed our redemption plan with a view towards providing investors with an initial period with which to decide whether a long-term investment in our Company is right for them. In addition, despite the illiquid nature of the assets expected to be held by our Company, our Manager believes it is best to provide the opportunity for quarterly liquidity in the event investors need it.

Pursuant to our redemption plan, an investor may only (a) have one outstanding redemption request at any given time and (b) request that we redeem up to the lesser of 5,000 shares or $50,000 per redemption request. However, we reserve the right to waive these limitations for any reason.

The calculation of the redemption price will depend, in part, on whether an investor requests redemption within the first ninety (90) days of first acquiring the shares (the “Introductory Period”) or thereafter (the “Post-Introductory Period”). During the Introductory Period, the per share redemption price will be equal to the purchase price of the shares at the time of purchase. During the Post-Introductory Period, the per share redemption price will be calculated based on a declining penalty to the NAV per share for our common shares in effect at the time of the redemption request, and rounded down to the nearest cent. During the Post-Introductory Period, the redemption price with respect to the common shares that are subject to the redemption request will not be reduced by the aggregate sum of distributions, if any, that have been (i) paid with respect to such shares prior to the date of the redemption request or (ii) declared but unpaid on such shares with record dates during the period between the redemption request date and the redemption date (i.e., the last day of the applicable quarter).

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Holding Period from Date of Settlement	Effective Redemption Price (as percentage of per share redemption price) (1)
Less than 90 days, including the settlement date (Introductory Period)	100.0	%(2)
90 days until 3 years	97.0	%(3)
3 years until 4 years	98.0	%(4)
4 years until 5 years	99.0	%(5)
More than 5 years	100.0	%(6)

(1)	The Effective Redemption Price will be rounded down to the nearest $0.01.

(2)	The Effective Redemption Price during the Introductory Period is calculated based upon the purchase price of the shares, not the per share price in effect at the time of the redemption request.

(3)	For shares held at least ninety (90) days but less than three (3) years, the Effective Redemption Price includes the fixed 3% penalty to the per share price for our common shares in effect at the time of the redemption request.

(4)	For shares held at least three (3) years but less than four (4) years, the Effective Redemption Price includes the fixed 2% penalty to the per share price for our common shares in effect at the time of the redemption request.

(5)	For shares held at least four (4) years but less than five (5) years, the Effective Redemption Price includes the fixed 1% penalty to the per share price for our common shares in effect at the time of the redemption request.

(6)	For shares held at least five (5) years, the Effective Redemption Price does not include any penalty to the per share price for our common shares in effect at the time of the redemption request.

The redemption plan may be changed or suspended at any time without notice. See “Description of Our Common Shares—Redemption Plan” for more details.

Q:	How does a “best efforts” Offering work?

A:	When common shares are offered to the public on a “best efforts” basis, we are only required to use our best efforts to sell our common shares. Neither our Sponsor, our Manager nor any other party has a firm commitment or obligation to purchase any of our common shares (other than our Sponsor’s purchase of an aggregate of 500 common shares from us at $10.00 per share in private placements).

Q:	What is the purchase price for the Company’s common shares?

A:	Our Manager set our initial Offering price at $10.00 per share, which will be the purchase price of our shares through December 31, 2021. Thereafter, the per share purchase price will be adjusted for each fiscal quarter, and will equal the net asset value per share calculated as of the close of business the last day of the preceding fiscal quarter. Any subscriptions that we receive during a fiscal quarter will be executed at a price equal to our NAV per share in effect for that fiscal quarter. See “Quarterly NAV Share Price Adjustments” for more details.

Q:	Who can buy shares?

A:	Generally, you may purchase shares if you are a “qualified purchaser” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include:

●	“accredited investors” under Rule 501(a) of Regulation D; and

●	all other investors so long as their investment in our Common Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year- end (for non-natural persons).

For purposes of determining whether a potential investor is a “qualified purchaser”, annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A. Please refer to the section above entitled “State Law Exemption and Purchase Restrictions” for more information.

Q:	How do I buy shares?

A:	You may purchase our Common Shares in this Offering by creating a new account, or logging into your existing account, at the Efund City Platform. You will need to fill out a subscription agreement like the one attached as an exhibit to this Offering Circular and make arrangements to pay for the shares at the time you subscribe.

Q:	Is there any minimum investment required?

A:	Yes. You must initially purchase at least 100 shares in this Offering, or $1,000 based on the current per share price. In our Manager’s discretion, we may in the future increase or decrease the minimum investment amount for all new purchasers.

Q:	May I make an investment through my IRA or other tax-deferred retirement account?

A:	No.

Q:	How long will this Offering last?

A:	We currently expect that this Offering will remain open for investors until we raise the maximum amount being offered, unless terminated by us at an earlier time. We reserve the right to terminate this Offering for any reason at any time.

Q:	Who can help answer my questions about the Offering?

A:	If you have more questions about the Offering, or if you would like additional copies of this Offering circular, you should contact us by email at investor@efundcity.com or by mail at:

Efund City Metro Income Fund LLC

Attn: Investor Relations Division

232 Old River Rd

Edgewater, NJ 07020

Q:	Will I be notified of how my investment is doing?

A:	Yes. Initially, we will provide you with periodic updates on the performance of your investment in us, including:

●	an annual report;

●	a semi-annual report;

●	current event reports for specified material events within four business days of their occurrence;

●	supplements to the Offering circular, if we have material information to disclose to you; and

●	other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by posting such information on the SEC’s website at www.sec.gov, on the Efund City Platform, or via e-mail. After the conclusion of our Offering, we may be eligible to suspend or terminate these public filings. If we are eligible, and if we elect to suspend or terminate these filings, you will not receive the updates listed above.

Q:	When will I get my detailed tax information?

A:	Your Form K-1 tax information, if required, will be provided in electronic form by January 31 of the year following each taxable year.

Q:	How will the Company’s NAV per share be calculated?

A:	Our NAV per share will be calculated at the end of each fiscal quarter, beginning January 1, 2022, by our affiliates’ internal accountants, using a multi-step process that includes: (1) estimated values of each of our assets and investments, (2) quarterly updates in the price of liquid assets for which third party market quotes are available, (3) accruals of our quarterly distributions, and (4) estimates of quarterly accruals, on a net basis, of our operating revenues, expenses and fees. In instances where an appraisal of the underlying real estate asset is necessary, we will engage an appraiser that has expertise in appraising commercial real estate loans and assets, to act as our independent valuation expert. The independent valuation expert will not be responsible for, or prepare, our quarterly NAV per share. However, we may hire a third party to calculate, or assist with calculating, the NAV calculation. See “Valuation Policies” for more details about our NAV and how it will be calculated.

OFFERING SUMMARY

This Offering summary highlights material information regarding our business and this Offering. Because it is a summary, it may not contain all of the information that is important to you. To understand this Offering fully, you should read the entire Offering Circular carefully, including the “Risk Factors” section, before making a decision to invest in our common shares.

Efund City Metro Income Fund

Efund City Metro Income Fund is a newly organized Delaware limited liability company formed to invest in a diversified portfolio of commercial real estate assets in major metropolitan areas, primarily consisting of bridge and mezzanine loans, including junior participating interest in first mortgages, preferred, and direct equity. We may also directly acquire real property, real estate-related loans and certain mortgage-related securities. Our office is located at 232 Old River Rd, Edgewater, NJ 07020. Our telephone number is (212) 257-8885. Information regarding the Company is also available on our web site at https://www.efundcity.com and our App of “Efund City”.

Investment Strategy

We intend to invest in a diversified portfolio of commercial real estate assets in major U.S. metropolitan areas, primarily consisting of bridge and mezzanine loans, including junior participating interest in first mortgages, preferred, and direct equity. We may also directly acquire real property, real estate-related loans and certain mortgage-related securities. Our competitive advantages include customized financing, rapid transaction execution, and credit quality control. We pursue short-term and long-term lending and investment opportunities and primarily target transactions in major metropolitan areas.

Investment Objectives

Our primary investment objectives are:

●	to pay risk adjusted and consistent cash distributions; and

●	to preserve, protect, increase and return your capital contribution.

We will also seek to realize growth in the value of our investments by timing their sale to maximize value.

Securities Being Offered

We are offering to the public up to $50,000,000 in our common shares, which represent limited liability company interests in the Company.

Quarterly NAV Share Price Adjustments

Our Manager set our initial Offering price at $10.00 per share, which will be the purchase price of our common shares through December 31, 2021. Thereafter, the per share purchase price for our common shares will be adjusted every fiscal quarter and, as of January 1st, April 1st, July 1st and October 1st of each year, and will be equal to our net asset value, or NAV, divided by the number of Common Shares outstanding as of the close of business on the last business day of the prior fiscal quarter, in each case prior to giving effect to any unit purchases or redemption to be effected on such day.

Minimum Investment Amount

You must initially purchase at least 100 shares in this Offering, or $1,000 based on the current per share price. In our Manager’s discretion, we may in the future increase or decrease the minimum investment amount for all new purchasers.

Our Manager

Efund City Investment LLC, our Manager, manages our day-to-day operations. Our Manager is a wholly-owned subsidiary of our Sponsor. A team of real estate and finance professionals, acting through our Manager, will make all the decisions regarding the selection, negotiation, financing and disposition of our investments, subject to the limitations in our Operating Agreement. A majority of the investment committee of our Manager will also provide asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital.

Our Sponsor

Efund City Holding LLC is our Sponsor, and it will fund all of our organization and offering expenses. Our Sponsor will not seek any reimbursement from us or our Manager in the future and we will not reimburse our Sponsor for all the organization and offering expenses. Our Sponsor purchased 500 shares of ours at a price of $10 per share. Mr. Fan ‘Richard’ Liu is the manager and sole owner of Efund City Holding LLC. Mr. Liu is responsible for overseeing the day-to-day operations of Efund City Holding LLC.

Efund City Trademark LLC

Efund City Trademark LLC (“Trademark LLC”) is also a wholly owned subsidiary of our Sponsor. Trademark LLC owns the trademarks of “Efundcity”, “财享+”, and a stylized logo combing “Efundcity” and “财享+”, as showing below.

Trademark LLC will enter into a license agreement with us whereas we can use the above referenced trademarks in related services.

The Efund City Platform

The Efund City Platform refers to the website of https://www.efundcity.com and the App of “Efund City”. The website is an online investment platform for commercial real estate, often times referred to as an investment marketplace. The App is an application that functions similarly as the Platform. The Efund City Platform is owned and operated by Efund City Platform LLC, a wholly-owned subsidiary of Efund City Holding LLC

Hongkun USA Real Estate Development LLC

Hongkun USA Real Estate Development LLC (“Hongkun USA”) is a real estate development and management company located at 232 Old River Rd, Edgewater, New Jersey. Hongkun USA adapts the model to create dynamic mixed-use developments in the United States that are rich in lifestyle and cultural amenities at an attainable price point. Hongkun USA is currently focused on developing innovation-driven properties in Greater Metropolitan areas across the Northeast and the mid-Atlantic and will expand its model nationwide. Hongkun USA is an affiliated entity with Efund City Holding LLC. Our Manager has entered into a shared services agreement with Hongkun USA.

Our Structure

The chart below shows the relationship among various affiliates and the Company as of the date of this Offering circular.

Distributions

The timing of Distribution Profit shall be determined by the Manager in its sole discretion, however, the Manager intends to declare and pay distributions on a quarterly basis if practicable, if there are any Distributable Profit, in arrears commencing in the first full quarter after the quarter in which the Company makes its first investment.  The Manager will distribute the Company’s Distributable Profit to the investors, to the extent that there is available and reasonably projected future cash flow, provided that the distribution will not impact the continuing operation of the Company. The goal is to generate returns in the form of income through quarterly distributions and capital growth through increases in the Company’s NAV per common share.

After deducting all expenses, including management fee to the Manager, any distributable profits shall be distributed in the following order:

1)	First, to the investors, in portion to their respective interest percentage, until they have received distributions representing a cumulative return of 8% per annum on their capital investment; and

3)	Second, any remaining profits, 50% of which will be distributed to the Manager and 50% of which will be distributed to the investors.

NOTE: There is no guaranty that we will earn enough profit to distribute any return to the investors, and 8% is not a guaranteed return.

Manager Compensation

Our Manager will receive fees and certain expense reimbursements for services relating to the investment and management of our assets.

Management Fee - Our Manager is entitled to receive 0.25% quarterly asset management fee (1% per annum) payable in arrears, which, through December 31, 2021, will be based on our net Offering proceeds as of the end of each quarter, and thereafter will be based on our NAV at the end of each prior quarter.

Performance Fee – Our Manager will receive certain performance-based compensation. After the eight percent (8%) cumulative annual return to the Investors, our Manager shall participate in the distribution of remaining profits as follows: Our Manager shall receive Fifty Percent (50%) of the remaining profits.

Reinvestment

Reinvestments of distributions will be allowed to the extent that this Offering remains ongoing. So long as the Offering is ongoing, shareholders will have the option of receiving their quarterly distributions or having their share of distributions credited to their capital accounts and reinvested in the Company to purchase additional common shares, at the then current price of our common share. Any share purchased through reinvestment will be counted towards the maximum $50,000,000 offering amount.

Borrowing Policy

We may use leverage of up to 75% of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets with respect to first position mortgages only. Based on our expected asset mix, this could result in portfolio-wide leverage of 0-25% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our total assets. During the period when we are acquiring our initial portfolio and at other times, portfolio-wide leverage may be higher due to higher concentration of first mortgage assets.

Valuation Policies

At the end of each fiscal quarter, beginning January 1, 2022, our manager’s internal accountants will calculate our NAV per membership interest using a process that reflects (1) estimated values of each of our assets and investments, (2) quarterly updates in the price of liquid assets for which third party market quotes are available, (3) accruals of our quarterly distributions, and (4) estimates of quarterly accruals, on a net basis, of our operating revenues, expenses and fees. The independent valuation expert will not be responsible for, or prepare, our quarterly NAV per common share. The Manager may consult with independent valuation firms, as appropriate, to assist in the valuation of the Investments.

Quarterly Redemption Plan

While investors should view this investment as long-term, we have adopted a redemption plan whereby, on a quarterly basis, an investor has the opportunity to obtain liquidity. Our Manager has designed our redemption plan with a view towards providing investors with an initial period with which to decide whether a long-term investment in our Company is right for them. In addition, despite the illiquid nature of the assets expected to be held by our Company, our Manager believes it is best to provide the opportunity for quarterly liquidity in the event investors need it.

RISK FACTORS

An investment in our Common Shares involves substantial risks. You should carefully consider the following risk factors in addition to the other information contained in this Offering Circular before purchasing shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Statements Regarding Forward-Looking Information.”

Summary of Risk Factors

●	The extent to which COVID-19 impacts our investment and business operation will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our operations may be materially adversely affected.

●	We depend on our Manager to select our investments and conduct our operations and we can offer no assurance that our Manager will remain our investment manager.

●	We have no operating history, and as of the date this Offering Circular is qualified, we have $100 in cash. There is no assurance that we will achieve our investment objectives.

●	This is a “blind pool” Offering because, as of the date of this Offering Circular, we are not committed to acquiring any investments with the net proceeds of this Offering. Depending on our progress in funding investments at the time of your purchase, you may not be able to evaluate the economic merit of any of our investments. You will have to rely entirely on the ability of our Manager to select suitable and successful investment opportunities.

●	The current offering price of our shares was not established on an independent basis; after we commence operations, the actual value of your investment may be substantially less than what you pay.

●	Our Manager’s executive officers, and key professionals are also officers, directors, managers and/or key professionals of Hongkun USA Real Estate Development LLC. Currently, Mr. Fan ‘Richard’ Liu is the sole key personnel and employee of Hongkun USA Real Estate Development LLC. As a result, they will face conflicts of interest, including time constraints, allocation of investment opportunities and other conflicts created by our Manager’s compensation arrangements with us and other affiliates of Hongkun USA Real Estate Development LLC.

●	Our Sponsor and Manager may sponsor or advise other companies that compete with us, and neither our Sponsor nor our Manager has an exclusive management arrangement with us.

●	By purchasing shares in this Offering, you are bound by the arbitration provisions contained in our subscription agreement which limits your ability to bring class action lawsuits or seek remedy on a class basis.

●	This Offering is being made pursuant to recently adopted rules and regulations under Regulation A of the Securities Act of 1933, as amended, or the Securities Act. The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.

●	If we raise substantially less than the maximum Offering amount, we may not be able to acquire a diverse portfolio of investments and the value of your shares may vary more widely with the performance of specific assets.

●	Because our Sponsor has only invested $5,000 in the Company, our Sponsor has little exposure to the loss in the value of our shares, which may increase your risk of loss.

●	Our Manager’s internal accountants will calculate our NAV on a quarterly basis using valuation methodologies that involve subjective judgments and estimates. As a result, our NAV may not accurately reflect the actual prices at which our commercial real estate assets and investments, including related liabilities, could be liquidated on any given day.

●	While we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice for calculating NAV in real estate related Offerings in order to establish a purchase and repurchase price. In the event that we are required to adjust our calculation methodologies or assumptions, the value of your investments, and consequently your returns, may be adversely affected.

●	Our Operating Agreement does not require our Manager to seek shareholder approval to liquidate our assets by a specified date, nor does our Operating Agreement require our Manager to list our shares for trading by a specified date. No public market currently exists for our shares. Until our shares are listed, if ever, you may not have the opportunity to sell your shares. If you are able to sell your shares, you may have to sell them at a substantial loss.

●	We will attempt to manage our portfolio so that we are not required to register as an investment company, such as a mutual fund. This may result in us not making potentially profitable investments, or in us disposing of investments at times that we otherwise would prefer to hold those investments.

●	Our intended investments in commercial real estate loans and other select real estate-related assets will be subject to risks relating to the volatility in the value of the underlying real estate, default on underlying income streams, fluctuations in interest rates, and other risks associated with debt and real estate investments generally. These investments are only suitable for sophisticated investors with a high-risk investment profile. Our investment strategy involves leverage. These investments may not be suitable for investors with lower risk tolerances.

●	Our Manager, our Sponsor, or their principals and/or its other affiliates may continue to originate, sponsor or offer other real estate investment opportunities, including additional blind pool debt and equity offerings similar to this Offering, through the Efund City Platform, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business.

●	The terms of our Operating Agreement (including our Manager’s rights and obligations and the compensation payable to our Manager) were not negotiated at arm’s length.

●	Our shareholders may only remove our Manager for “cause” following the affirmative vote of shareholders holding two-thirds of the outstanding common shares. Unsatisfactory financial performance does not constitute “cause” under our Operating Agreement.

●	Our Manager may, without shareholder consent unless otherwise required by law, determine that we should merge or consolidate through a roll-up or other similar transaction involving other entities, including entities affiliated with our Manager, into or with such other entities. Similarly, our Manager may, without shareholder consent unless otherwise required by law, determine that we should list our shares on a national securities exchange.

●	The compensation arrangements for our Manager and its personnel may provide them an incentive to increase leverage in the Company or its investments, which may increase risk and volatility in the Company’s performance.

Risks Related to an Investment in Efund City Metro Income Fund LLC

We have no prior operating history.

We are a recently formed company and have no operating history. As of the date of this Offering circular, we have not made any investments, and prior to our initial closing, have $100 in cash. Our lack of an operating history significantly increases the risk and uncertainty you face in making an investment in our shares.

Because no public trading market for your shares currently exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the public Offering price.

Our Operating Agreement does not require our Manager to seek shareholder approval to liquidate our assets by a specified date, nor does our Operating Agreement require our Manager to list our shares for trading on a national securities exchange by a specified date. There is no public market for our shares. While we and our affiliates may explore developing a secondary trading market for our common shares, it is possible that we will not be able to, or will decide not to, develop such a market. Further, the redemption plan includes restrictions that would limit your ability to sell your shares. Therefore, it will be difficult for you to sell your shares promptly or at all. Because of the illiquid nature of our shares, you should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

If we are unable to find suitable investments, or are delayed in finding suitable investments we may not be able to achieve our investment objectives or pay distributions in a timely manner, or at all.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our Manager in the acquisition of our investment opportunities. You must rely entirely on the management abilities of our Manager. To the extent that our Manager’s professionals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution. Further, because we are raising a “blind pool” whereby we are not committed to investing in any particular assets, it may be difficult for us to invest the net offering proceeds promptly and on attractive terms. We cannot assure you that our Manager will be successful in obtaining suitable investments on financially attractive terms. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions, and we may not be able to meet our investment objectives.

We may allocate the net proceeds from this Offering to investments with which you may not agree.

We will have significant flexibility in investing the net proceeds of this Offering. You will be unable to evaluate the manner in which the net proceeds of this Offering will be invested or the economic merit of our expected investments and, as a result, we may use the net proceeds from this Offering to invest in investments with which you may not agree. The failure of our management to apply these proceeds effectively or find investments that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns and could cause the value of our common stock to decline.

There is a risk that you may not receive distributions or that distributions may not grow over time.

We intend to make distributions on a quarterly basis out of assets legally available therefor to our shareholders. We have not established a minimum distribution payment level and the amount of our distributions will fluctuate. Our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this Offering Circular. All distributions will be made at the discretion of our Manager and will depend on our earnings, our financial condition, and other factors as our Manager may deem relevant from time to time.

We may not be able to make distributions in the future or our Manager may change our distribution policy in the future. In addition, some of our distributions may include a return of capital. To the extent that we decide to pay distributions in excess of our current and accumulated tax earnings and profits, such distributions would generally be considered a return of capital for federal income tax purposes. A return of capital reduces the basis of a shareholder’s investment in our common stock to the extent of such basis, and is treated as capital gain thereafter.

Distributions are not guaranteed distribution and are subject to the cash availability of the Company.

The Manager and the Company make no guarantee, assurances, or commitments to the distribution of any returns. The Manager will only make distributions to the extent cash is available and, in the sole and absolute discretion of the Manager, and to the extent that any distributions will not impact the continuing operations of the Company. The eight percent (8%) is not any guaranteed return. It is used only as a hurdle rate beyond which the Manager will participate in the distribution of profits. The distribution order will first to the investors until they have received distributions representing a cumulative return of 8% per annum on their capital investment, then any remaining profits, 50% of which will be distributed to the Manager and 50% of which will be distributed to the investors. The 8% was determined by the Company based on its own research of the commercial real estate industry; not based on any prior performance or prior success data.

Future disruptions in the financial markets or deteriorating economic conditions could adversely impact the commercial real estate market as well as the market for debt-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.

We intend to acquire a portfolio of real estate related investments, which may be significantly impacted by economic conditions. The value of the collateral securing or underlying any investment we make could decrease below our investment or outstanding principal amount of such investment. In addition, revenues on the properties and other assets underlying any investments we may make could decrease, making it more difficult for borrowers or operators to meet their payment obligations to us. Each of these factors would increase the likelihood of default and foreclosure, which would likely have a negative impact on the value of our investment. More generally, the risks arising from the financial market and economic conditions are applicable to all of the investments we may make. The risks apply to commercial mortgage, mezzanine or bridge loans, commercial properties and any equity investments we may make.

Future disruptions in the financial markets or deteriorating economic conditions may also impact the market for our investments and the volatility of our investments. The returns available to investors in our targeted investments are determined, in part, by: (i) the supply and demand for such investments and (ii) the existence of a market for such investments, which includes the ability to sell or finance such investments. During periods of volatility, the number of investors participating in the market may change at an accelerated pace. If either demand or liquidity increases, the cost of our targeted investments may increase. As a result, we may have fewer funds available to make distributions to investors. All of the factors described above could adversely impact our ability to implement our business strategy and make distributions to our investors and could decrease the value of an investment in us.

The occurrence of natural disasters, including hurricanes, floods, earthquakes, tornadoes, fires and pandemic disease may adversely affect our business, financial condition or results of operations. The potential impact of a natural disaster on our results of operations and financial position is speculative and would depend on numerous factors. The extent and severity of these natural disasters determines their effect on a given economy.

Our investment and operation may be materially adversely affected by the recent coronavirus (COVID-19) outbreak. In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”. The significant outbreak of COVID-19 already results in a widespread health crisis that adversely affects the economies and financial markets worldwide, and our investment and business operation.  The extent to which COVID-19 impacts our investment and business operation will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our operations may be materially adversely affected.

COVID-19 may affect our operation and changes in the economy could have a detrimental impact.

COVID-19 remains a big concern for all businesses. We do expect, to some extent, this will impact the productivity of employees, officers, and directors. Therefore, this, coupled with overall impact on the economy, may hinder our abilities to generate a revenue within the timeline we first predicted. The world has recently been on ordered quarantines and lockdowns which has already greatly impacted the United States economy as well as the economies of other country. We are unsure of the impact that this will have on our business, but it is expected that these changes in the economic climate will most likely have a detrimental impact on the Company’s revenue for the foreseeable future. It is possible that recessionary pressures, particularly those from the COVID-19 lockdown, and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may decrease the disposable income that investors have available and may adversely affect investors’ confidence and willingness to invest. Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

This is a blind pool Offering, and we are not committed to acquiring any particular investments with the net proceeds of this Offering. You will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

This is a blind pool Offering whereby we have not yet acquired and are not committed to acquiring any particular assets or investments with the net proceeds of this Offering. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in commercial real estate loans, commercial real estate and other real estate-related assets. Except as noted above, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our Manager to select suitable and successful investment opportunities. These factors increase the risk that your investment may not generate returns comparable to our competitors.

Our Sponsor does not have as strong an economic incentive to avoid losses as do Sponsors who have made significant equity investments in their companies.

Our Sponsor has invested $5,000 in us through the purchase of 500 of our Common Shares at $10.00 per share. Therefore, our Sponsor has little exposure to loss in the value of our shares. Our investors may be at a greater risk of loss because our Sponsor does not have as much to lose from a decrease in the value of our shares as do those Sponsors who make more significant equity investments in their companies.

Because we are limited in the amount of funds we can raise, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

This Offering is being made on a “best efforts” basis. Further, under Regulation A, we are only allowed to raise up to $75 million in any 12-month period (although we may raise capital in other ways). As a result, the amount of proceeds we raise in this Offering may be substantially less than the amount we would need to achieve a diversified portfolio of investments, even if we are successful in raising the maximum Offering amount. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, including certain filings with the SEC, regardless of whether we are able to raise substantial funds in this Offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Our investments may be concentrated and will be subject to risk of default.

While we intend to diversify our portfolio of investments in the manner described in this Offering circular, we are not required to observe specific diversification criteria. To the extent that our portfolio is concentrated in any one geographic region or type of security, downturns relating generally to such region or type of security may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our shares and accordingly may reduce our ability to pay distributions to you.

We are dependent on our Manager and Hongkun USA Real Estate Development LLC’s key personnel for our success.

Our future depends, in part, on our Manager’s continued contributions and on the continued contributions of its executive officers, members of its investment committee, each of whom would be difficult to replace. Currently, Mr. Fan ‘Richard’ Liu is the sole key personnel and employee of Hongkun USA Real Estate Development LLC. The loss of the services of executive officers or key personnel and the process to replace any key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives. In addition, we can offer no assurance that our Manager will remain our investment manager. If our Manager does not remain our investment manager, and no suitable replacement is found to manage us, we may not be able to execute our business plan. Moreover, our Manager is not obligated to dedicate any of the key personnel exclusively to us nor is it obligated to dedicate any specific portion of its time to our business, and none of the key personnel are contractually dedicated to us.

Employee misconduct and unsubstantiated allegations against us and misconduct by employees of our Manager could expose us to significant reputational harm. We are vulnerable to reputational harm, as we operate in an industry where integrity and the confidence of our investors is of critical importance. If an employee of our Manager or its affiliates were to engage in illegal or suspicious activities, or if unsubstantiated allegations are made against us or our Manager by such employees, shareholders or others, we may suffer serious harm to our reputation, our ability to attract new investors and secure good investment opportunities. Our business often requires that we deal with confidential information. If employees of our Manager were to improperly use or disclose this information, we could suffer serious harm to our reputation, financial position and current and future business relationships.

Our ability to implement our investment strategy is dependent, in part, upon our ability to successfully conduct this Offering through the Efund City Platform, which makes an investment in us more speculative.

We will conduct this Offering through the Efund City Platform, which is owned by Efund City Platform LLC, a wholly owned subsidiary of our Sponsor. The success of this Offering, and our ability to implement our business strategy, is dependent upon our ability to sell our shares to investors through the Efund City Platform. If we are not successful in selling our shares through the Efund City Platform, our ability to raise proceeds through this Offering will be limited and we may not have adequate capital to implement our investment strategy. Additionally, given the different regulatory regime and advertising restrictions placed on this type of offering from other future offerings (including Regulation D offerings) on the Efund City Platform, it is crucial to the success of this Offering that this Offering be properly segregated from other Regulation D offerings on the Efund City Platform. If we are unsuccessful in implementing this investment strategy, you could lose all or a part of your investment.

If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

Although we presently intend to complete a transaction providing liquidity to shareholders in the future, our Operating Agreement does not require our Manager to pursue such a liquidity transaction. Market conditions and other factors could cause us to delay the listing of our shares on a national securities exchange, delay developing a secondary trading market, or delay the commencement of a liquidation or other type of liquidity transaction, such as a merger or sale of assets. If our Manager does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which properties are located, and federal income tax effects on shareholders, that may prevail in the future. We cannot guarantee that we will be able to liquidate all assets. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

We have minimal operating capital, no significant assets and no revenue from operations.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. There can be no assurance that we will be able to successfully raise operating capital. The failure to successfully raise operating capital, and the failure to attract sufficient investor purchase commitments, could result in our bankruptcy or other event which would have a material adverse effect on us and the value of our shares. We have no significant assets or financial resources, so such adverse event could put your investment dollars at significant risk.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, REITs, private real estate funds, and other entities engaged in real estate investment activities as well as online real estate platforms that compete with the Efund City Platform. This market is competitive and rapidly changing. We expect competition to persist and intensify in the future, which could harm our ability to increase volume on the Efund City Platform. Many of our competitors listed above have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. We may not be able to compete successfully with those competitors for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we pay higher prices for investments, our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return or loss on your investment.

We rely on third-party banks and on third-party computer hardware and software. If we are unable to continue utilizing these services, our business and ability to service the corresponding project loans may be adversely affected.

We and the Efund City Platform rely on third-party and FDIC-insured depository institutions to process our transactions, including payments of corresponding loans and distributions to our shareholders. Under the Automated Clearing House, or ACH, rules, if we experience a high rate of reversed transactions, known as “chargebacks”, we may be subject to sanctions and potentially disqualified from using the system to process payments. We also rely on computer hardware purchased and software licensed from third parties to operate the Efund City Platform. This purchased or licensed hardware and software may not continue to be available on commercially reasonable terms, or at all. If the Efund City Platform cannot continue to obtain such services elsewhere, or if it cannot transition to another processor quickly, our ability to process payments will suffer and your ability to receive distributions will be delayed or impaired.

Investors Are Not Independently Represented by the Company’s Attorneys and should seek their own independent counsel.

Attorneys assisting in the formation of the Company and the preparation of this Offering Circular have represented only the Company and its principals and affiliates.

No Escrow

The proceeds of this Offering will not be placed into an escrow account.

If the Company or Trademark LLC is unable to effectively protect their Intellectual Property, it may impair their ability to compete.

The success of the Company will depend on its ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The Company will enter into a license agreement with Efund City Trademark LLC (“Trademark LLC”), also a wholly owned subsidiary of our Sponsor. Trademark LLC owns the trademarks of “Efundcity”, “财享+”, and a stylized logo combing “Efundcity” and “财享+”. These three trademarks may be challenged by holders of other trademarks who file opposition notices, or otherwise contest, trademark applications by Trademark LLC. Similarly, domains owned or used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. The Company’s business depends on proprietary technology that may be infringed. Some or all of their products depends or will depend on their proprietary technology for their success. The Company relies on a combination of trade secrets, copyrights and trademarks, together with non-disclosure agreements, confidentiality provisions in sales, procurement, employment and other agreements and technical measures to establish and protect proprietary rights. The Company’s ability to successfully protect their intellectual property may be limited because intellectual property laws in certain jurisdictions may be relatively ineffective, detecting infringements and enforcing proprietary rights may divert management’s attention and company resources, and contractual measures such as non-disclosure agreements and confidentiality provisions may afford only limited protection. The cost of defending against infringement claims could be significant, regardless of whether the claims are valid.

Risks Related to our Sponsor and the Investment Platform

Our Sponsor is a newly formed company with limited operating history if it fails to obtain additional funding, it may be unable to continue operations.

Our Sponsor has a limited operating history and it is currently being funded solely by owner’s equity contribution. To continue the development of the Efund City Platform, our Sponsor will require substantial additional funds. To meet such financing requirements in the future, our Sponsor may raise funds through equity offerings, debt financings or strategic alliances. If our Sponsor is unable to obtain additional funds for the operation of the Efund City Platform, it may be forced to reduce or terminate its operations, which may adversely affect our business and results of operations.

Our Sponsor is currently incurring net losses and expects to continue incurring net losses in the future.

Our Sponsor is currently incurring net losses and expects to continue incurring net losses in the future. Its failure to become profitable could impair the operations of the Efund City Platform by limiting its access to working capital to operate the Efund City Platform. If our Sponsor’s operating expenses exceed its expectations, its financial performance could be adversely affected. If its revenue does not grow to offset these increased expenses, our Sponsor may never become profitable. In future periods, our Sponsor may not have any revenue growth, or its revenue could decline.

The Efund City Platform may not operate as we anticipate.

We intend to distribute our shares to the public exclusively through the Efund City Platform. We also expect that the Efund City Platform will be a source of investment leads for the Company. Potential sponsors and borrowers of real estate opportunities would come directly to the Efund City Platform to seek financing for their projects. We anticipate that we will be able to use the Efund City Platform to sell our shares, and that sponsors and borrowers of real estate opportunities will continue to seek financing for their projects through the Efund City Platform. If the Efund City Platform experiences technical challenges that inhibit our ability to sell shares through the platform or if sponsors and borrowers do not continue to seek financing through the Efund City Platform, we may need to implement more manpower-intensive strategies to sell our shares or source investments, which could lead to an increase in expenses and a corresponding decrease in the value of our common stock.

Any significant disruption in service on the Efund City Platform or in its computer or communications systems could reduce its attractiveness and result in a loss of users.

We will conduct this Offering through the Efund City Platform. The success of this Offering depends on our ability to sell shares through the Efund City Platform. If a catastrophic event resulted in an Efund City Platform outage and physical data loss, the Efund City Platform’s ability to perform its obligations would be materially and adversely affected. The satisfactory performance, reliability, and availability of Efund City Platform LLC’s technology and its underlying hosting services infrastructure are critical to Efund City Platform LLC’s operations. The Efund City Platform is hosted in a dedicated hosting environment with full time security. Physical access to the network is strictly limited and monitored. Private networks are strictly segmented according to function. Restrictive firewalls protect communication entering the network and between private networks. All access to Efund City Platform and services is strictly logged. There is no guarantee that access to the Efund City Platform will be uninterrupted, error-free or secure. Efund City Platform LLC’s operations depend on the Hosting Provider’s ability to protect its and Efund City Platform LLC’s systems in its facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. Any interruptions or delays in Efund City Platform LLC’s service, whether as a result of an error by the hosting provider or other third-party error, Efund City Platform LLC’s own error, natural disasters or security breaches, whether accidental or willful, could harm our ability to perform any services for corresponding project investments or maintain accurate accounts, and could harm Efund City Platform LLC’s relationships with its users and Efund City Platform LLC’s reputation.

If the security of our investors’ confidential information stored in Efund City Platform LLC’s systems is breached or otherwise subjected to unauthorized access, your secure information may be stolen.

The Efund City Platform may store investors’ bank information and other personally-identifiable sensitive data. The Efund City Platform is hosted in a dedicated hosting environment with all time running security. Physical access to the network is strictly limited and monitored. Private networks are strictly segmented according to function. Restrictive firewalls protect communication entering the network and between private networks. All access to Efund City Platform and services is strictly logged. However, any accidental or willful security breach or other unauthorized access could cause your secure information to be stolen and used for criminal purposes, and you would be subject to increased risk of fraud or identity theft. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, the Efund City Platform and its third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our investors and real estate companies to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, could result in a loss of investors, and the value of your investment in us could be adversely affected.

Risks Related to Compliance and Regulation

We are offering our Common Shares pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Common Shares less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements, which may make our Common Shares less attractive to investors as compared to a traditional initial public offering, which may make an investment in our Common Shares less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our common shares, we may be unable to raise the necessary funds to commence operations, or to develop a diversified portfolio of real estate investments, which could severely affect the value of our common shares.

Under Section 107 of the JOBS Act, we are permitted to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits us to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standard that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B). By electing to extend the transition period for complying with new or revised accounting standards, our financial statements may not be comparable to companies that comply with all public accounting standards.

Our use of Form 1-A and our reliance on Regulation A for this Offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-11.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $75 million in any 12-month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report as long as we are a Tier 2 issuer. We conducted an evaluation of our internal controls and believe we have the necessary framework in place. However, internal controls have inherent limitations. Because of such limitations, there is a risk that material misstatements may not be prevented or detected on a timely basis by our internal controls.

The Company is not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

Concerns about the current privacy and cybersecurity environment, generally, could deter current and potential investors from investing in us.

The continued occurrence of cyber-attacks and data breaches on governments, businesses and consumers in general indicates that the Company operates in an external environment where cyber-attacks and data breaches are becoming increasingly common. If the global cybersecurity environment worsens, and there are increased instances of security breaches of third-party offerings where investors’ data and sensitive information is compromised, consumers may be less willing to use online offerings. Even if we are not affected directly by such incidents, any such incident could deter current and potential investors from investing in online offerings, such as us.

Non-compliance with laws and regulations may impair our ability to arrange, service or otherwise manage our loans and other assets.

Failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our, or a collection agency’s, ability to collect all or part of the payments on our investments. In addition, our non-compliance could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business.

Some states require nonfinancial companies, that will work with our Manager to originate loans and other real estate investments, to obtain a real estate or other license in order to make commercial loans on a regular basis. For instance, in New York state, state law prohibits businesses from making loans of $50,000 or less to businesses with an interest rate above 16% without obtaining a license.

We, our Manager, or other affiliated entities, may, in the future, affiliate themselves with third parties such as financial institutions in order to be able to arrange loans in jurisdictions where they might otherwise be restricted.

Management and investment practices of the Company are not regulated by Federal or State authorities.

The management and investments of the Company are not supervised or regulated by any Federal or State legal or regulatory authority, except to the extent that the Offering will be qualified by the SEC. In addition, the Company’s or its affiliates’ lending activities are generally not regulated and supervised by state authorities in at least the states where the Company or its affiliates will not obtain a mortgage lending license. The Company or its affiliates will not be required to obtain a consumer lending license since it will not make any consumer purpose loans. Lending licensing requirements will vary from state to state. Notwithstanding the foregoing, if required by a state, the Company will obtain all licenses prior to making or funding a loan.

While the Company and its affiliates will use its best efforts to comply with all laws, including federal, state and local laws and regulations, there is a possibility of governmental action to enforce any alleged violations of lending laws which may result in legal fees and damage awards that would adversely affect the Company and its ability to distribute income to shareholders.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stockbrokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. We do not know whether our securities will be registered, or exempt, under the laws of any states. There may be significant state blue sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our common interests. Investors should consider the resale market for our securities to be limited. Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

The possible repeal of state usury limits could affect the Company’s profitability and cash flow.

To the extent that any loans are arranged by or through a mortgage lending license and are therefore generally exempt from the otherwise applicable state’s usury limitation, should this exemption be repealed, the Company or its affiliates may no longer be able to originate loans in excess of the usury limit, potentially reducing its return on investment or forcing it to limit its lending activities or otherwise burdening its profitability and cash flow.

If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on us and our Manager and may divert attention from management of the assets by our Manager or could cause us substantial cost associated with the registration.

The Exchange Act requires issuers with more than $10 million in total assets to register its equity securities under the Exchange Act if its securities are held of record by more than 2,000 persons or 500 persons who are not “accredited investors.” If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on us and our Manager and may divert attention from management of the assets by our Manager or could cause us substantial cost associated with the registration.

Our Manager may become subject to the Investment Company Act, which would subject it to various regulatory requirements.

Our Manager has not registered as an investment adviser under the Investment Advisers Act of 1940 (the “Investment Advisers Act”) and intends to operate so as to not be required to register as an investment adviser with the SEC for as long as possible (based upon certain exemptions thereunder). Specifically, investment advisers are not required to register under the Investment Advisers Act so long as they have less than $110 million in Assets Under Management (“AUM”), and the Manager expects to be further exempted from registration so long as the Manager has less than $150 million in AUM based on the fact that it is a manager to a real estate company that is a qualifying private company exempt from registration under the Investment Company Act. If or when the Manager exceeds that threshold, unless it is eligible for another exemption, it will be required to register under the Investment Advisers Act and will be subject to various restrictive provisions provided for therein. The Manager cannot determine at this time, what, if any, impact such registration and restrictions will have on its business or the business of the Company.

We may not be successful in availing ourselves of the Investment Company Act exclusion, and even if we are successful, the exclusion would impose limits on our operations, which could adversely affect our operations.

We intend to conduct our operations so that neither we nor any subsidiaries we establish will be required to register as an investment company under the Investment Company Act. We anticipate that we will hold real estate and real estate-related assets described below, although in certain cases we may hold them through wholly-owned or majority-owned subsidiaries.

We intend to conduct our operations so that we and any subsidiaries we create will not be required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act. A person will generally be deemed to be an “investment company” for purposes of the Investment Company Act if, absent an available exception or exemption, it (i) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or (ii) owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We intend to rely on an exclusion from the definition of investment company provided by either Section 3(c)(5)(C) or Section 3(c)(6) of the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act, as interpreted by the staff of the SEC, requires us to invest at least 55% of our assets in “mortgages and other liens on and interests in real estate,” or Qualifying Real Estate Assets, and at least 80% of our assets in Qualifying Real Estate Assets plus real estate-related assets.

We expect to use a significant majority of the net proceeds from this Offering to invest and hold at least 55% of our total assets in commercial mortgage-related instruments that are closely tied to one or more underlying commercial real estate projects, such as commercial real estate loans, including senior mortgage loans and subordinated mortgage loans that meet certain criteria outlined by the staff of the SEC, each of which are Qualifying Real Estate Assets. In addition, we intend to hold at least 80% of our total assets in a combination of Qualifying Real Estate Assets and real estate-related assets that are related to one or more underlying commercial real estate projects. These real estate-related assets may include assets such as equity or preferred equity interests in companies whose primary business is to own and operate one or more specified commercial real estate projects.

To classify the assets held by us or any of our subsidiaries as Qualifying Real Estate Assets or real estate-related assets, we will rely on no-action letters and other guidance published by the staff of the SEC regarding those kinds of assets, as well as upon our analyses (in consultation with outside counsel) of guidance published with respect to other types of assets. There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the SEC or its staff regarding the treatment of assets as Qualifying Real Estate Assets or real estate-related assets, will not change in a manner that adversely affects our operations. In fact, in August 2011, the SEC published a concept release in which it asked for comments on this exclusion from regulation. To the extent that the staff of the SEC provides more specific guidance regarding any of the matters bearing upon our exclusion from the need to register or exclusion under the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the staff of the SEC could further inhibit our ability to pursue the strategies that we have chosen.

To the extent we choose to hold our real estate investments through subsidiaries, we may rely on Section 3(c)(6) of the Investment Company Act rather than Section 3(c)(5)(C). Section 3(c)(6) of the Investment Company Act excludes from the definition of “investment company” any company primarily engaged, directly or through majority-owned subsidiaries, in a business, among others, described in Section 3(c)(5)(C) of the Investment Company Act. The SEC has indicated that Section 3(c)(6) requires a company to hold at least 55% of its assets in, and derive 55% of its income from, a Section 3(c)(5)(C) business. The staff of the SEC has issued little additional interpretive guidance with respect to Section 3(c)(6).

In the event we choose to rely on Section 3(c)(6), we intend that more than 55% of our assets would be held in, and more than 55% of our income would be derived from, a combination of our interests in our majority-owned subsidiaries and Qualifying Real Estate Assets. Our majority-owned subsidiaries would rely on Section 3(c)(5)(C), described above. Based on these holdings, we believe that we would not be considered an investment company for purposes of Section 3(c)(6) of the Investment Company Act. Consequently, we expect we would be able to conduct our operations such that we would not be required to register as an investment company under the Investment Company Act.

If the staff of the SEC were to disagree with our approach to our compliance with Section 3(c)(6), we would need to adjust our investment strategy. Any such adjustment in our strategy could have a material adverse effect on us.

In connection with our Section 3(c)(6) analysis, the determination of whether an entity is a majority-owned subsidiary of the Company will be made by us. Under the Investment Company Act, a majority-owned subsidiary of a person is defined as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority- owned subsidiary of such person. The Investment Company Act further defines voting security as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We have not asked the staff of the SEC for confirmation of our analysis, of our treatment of such interests as voting securities, or of whether the Controlled Subsidiaries, or any other of our subsidiaries, may be treated in the manner in which we intend, and it is possible that the staff of the SEC could disagree with any of our determinations. If the staff of the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our investment strategy. Any such adjustment in our strategy could have a material adverse effect on us.

Although we will monitor our holdings and income in an effort to comply with Section 3(c)(5)(C) and/or Section 3(c)(6) and related guidance, there can be no assurance that we will be able to remain in compliance or to maintain our exclusion from registration. Any of the foregoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our common shares, the sustainability of our business model and our ability to make distributions.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	restrictions on leverage or senior securities;

●	restrictions on unsecured borrowings;

●	restriction on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us.

Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, if we purchase or sell any real estate assets to avoid becoming an investment company under the Investment Company Act, our net asset value, the amount of funds available for investment and our ability to pay distributions to our shareholders could be materially adversely affected.

We are not subject to the banking regulations of any state or federal regulatory agency.

We are not subject to the periodic examinations to which commercial banks and other thrift institutions are subject. Consequently, our financing decisions and our decisions regarding establishing loan loss reserves are not subject to periodic review by any governmental agency. Moreover, we are not subject to regulatory oversight relating to our capital, asset quality, management or compliance with laws.

Recent legislative and regulatory initiatives have imposed restrictions and requirements on financial institutions that could have an adverse effect on our business.

The financial industry is becoming more highly regulated. There has been, and may continue to be, a related increase in regulatory investigations of the trading and other investment activities of alternative investment funds. Such investigations may impose additional expenses on us, may require the attention of senior management of our Manager and may result in fines if we are deemed to have violated any regulations.

As internet commerce develops, federal and state governments may adopt new laws to regulate internet commerce, which may negatively affect our business.

As internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. Our and the Efund City Platform’s business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to lending. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, and we may be required to pass along those costs to our borrowers in the form of increased fees, which could negatively impact our ability to make loans or other real estate investments. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the internet. These taxes could discourage the use of the internet as a means of commercial financing, which would adversely affect the viability of the Efund City Platform.

Laws intended to prohibit money laundering may require us to disclose investor information to regulatory authorities.

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the PATRIOT Act, requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Department of Treasury to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network, or FinCEN, an agency of the Department of Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require us or our service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require us to implement additional restrictions on the transfer of our Common Shares to comply with such legislation and/or regulations. We reserve the right to request such information as is necessary to verify the identity of prospective shareholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC. In the event of delay or failure by a prospective shareholder to produce any information required for verification purposes, an application for, or transfer of, our Common Shares may be refused. We will not have the ability to reject a transfer of our Common Shares where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our Operating Agreement, are satisfied.

Risks Related to Conflicts of Interest

There are conflicts of interest between us, our Manager and its affiliates.

Our executive officers are principals in our Manager and its affiliated entity, Hongkun USA Real Estate Development LLC. All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s length negotiations. Some of the conflicts inherent in the Company’s transactions with our Manager and its affiliates. The Company, our Manager and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have a negative impact on our financial performance and, consequently, on distributions to shareholders and the value of our common shares.

Potential conflicts of interest include, but are not limited to, the following:

●	our Manager, its principals and/or its other affiliates may continue to originate and offer other real estate investment opportunities, including additional blind pool debt and equity Offerings similar to this Offering, through the Efund City Platform, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

●	affiliates of our Manager may compete with us with respect to certain investments which we may want to acquire, and as a result we may either not be presented with the opportunity or have to compete with the affiliates to acquire these investments. Our Manager may choose to allocate favorable investments to its affiliates instead of to us;

●	Other entities for which our Manager also acts as an investment manager will likewise require greater focus and attention, placing our Manager’s resources in high demand. In such situations, we may not receive the necessary support and assistance we require or would otherwise receive if we were internally managed or if our Manager did not act as a manager for other entities; and

●	our Manager, its principals and/or its other affiliates are not required to devote all of their time and efforts to our affairs.

We have agreed to limit remedies available to us and our shareholders for actions by our Manager.

In our Operating Agreement, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities. These provisions are detrimental to shareholders because they restrict the remedies available to them for actions that might constitute breaches of duty and could reduce shareholder returns. By purchasing our common shares, you will be treated as having consented to the provisions set forth in our Operating Agreement. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under our Operating Agreement because of our desire to maintain our ongoing relationship with our Manager.

If our Sponsor or our Manager establishes other Efund City Platform investment opportunities in the future, there may be conflicts of interests among the various offerings.

Our Sponsor or our Manager may establish and sponsor additional real estate related offerings, either private or public offerings, in the future, and continue to offer investment opportunities through the Efund City Platform, including offerings that will acquire or invest in commercial real estate loans and other real estate-related assets. These additional offerings may have investment criteria that compete with us.

Risks Related to our Shares and Investments

Investing in our shares may involve a high degree of risk.

The investments we make in accordance with our investment objectives may result in a high amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, are subject to a high risk, and therefore an investment in our shares may not be suitable for someone with lower risk tolerance.

We may not realize income or gains from our investments.

We invest to generate both current income and capital appreciation. The investments we invest in may, however, not appreciate in value and, in fact, may decline in value, and the debt securities we invest in may default on interest or principal payments. Accordingly, we may not be able to realize income or gains from our investments. Any gains that we do realize may not be sufficient to offset any other losses we experience. Any income that we realize may not be sufficient to offset our expenses.

Our commercial real estate loans, equity investments in commercial real estate and other real estate-related assets will be subject to the risks typically associated with real estate.

Our commercial real estate loans and other real estate-related assets will generally be directly or indirectly secured by a lien on real property that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the mortgaged properties drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Our investments in commercial real estate-related debt securities and commercial real estate investments (including investments in real property) may be similarly affected by real estate property values. Therefore, our investments will be subject to the risks typically associated with real estate.

The value of real estate may be adversely affected by a number of risks, including:

●	the long-term effect of pandemic diseases such as the COVID-19 “coronavirus”, H5N1 “avian flu,” or H1N1, the swine flu;

●	natural disasters such as hurricanes, earthquakes and floods;

●	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

●	adverse changes in national and local economic and real estate conditions;

●	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

●	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

●	costs of remediation and liabilities associated with environmental conditions affecting properties; and

●	the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. These factors may have a material adverse effect on the ability of our borrowers to pay their loans, as well as on the value that we can realize from assets we own or acquire.

In addition, our equity investments in commercial real estate will be subject to all of the risks associated with real estate described above.

The commercial real estate loans we invest in could be subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial real estate loans that are secured by commercial property are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. If a borrower defaults on one of our commercial real estate loans and the underlying asset collateralizing the commercial real estate loan is insufficient to satisfy the outstanding balance of the commercial real estate loan, we may suffer a loss of principal or interest. In addition, even if we have recourse to a borrower’s assets, we may not have full recourse to such assets in the event of a borrower bankruptcy.

Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the mortgaged property at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans, impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Our investments in subordinated commercial real estate loans may be subject to losses.

We intend to acquire subordinated commercial real estate loans. In the event a borrower defaults on a subordinated loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies through “standstill periods”, and control decisions made in bankruptcy proceedings relating to borrowers.

The mezzanine loans in which we may invest involve greater risks of loss than senior loans secured by the same properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because in the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investments.

The renovation, refurbishment or expansion by a borrower under a mortgaged or leveraged property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include environmental risks and construction, rehabilitation and subsequent leasing of the property not being completed on schedule. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment.

Investments in non-conforming or non-investment grade rated loans involve greater risk of loss.

Some of our investments may not conform to conventional loan standards applied by traditional lenders and either may not be rated or may be rated as non-investment grade by the rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments may have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to our shareholders and adversely affect the value of our common shares.

We may invest in equity interests of other companies which may limit the control that our Manager has over the investments.

We may take equity stakes in companies that own real estate or other real estate-related assets, subject to certain limitations related to maintaining our exclusion under the Investment Company Act. In such situations, our Manager’s ability to control these equity investments may depend on our relative ownership stake in such investments. We may be a minority investor in some circumstances and our Manager’s ability to control the underlying assets of the entity may be limited. In addition, the entity and its other shareholders may have economic or business interests or goals that are inconsistent with our own, or may be in a position to take action contrary to our investment objective which could cause a material adverse effect on you and could cause the value of our stock to decline.

The real estate-related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

We may invest in equity securities of real estate companies, subject to certain limitations related to maintaining our exclusion under the Investment Company Act, which involves a higher degree of risk than debt securities due to a variety of factors, including that such investments may be subordinate to creditors and are not secured by the issuer’s property. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate, including risks relating to rising interest rates.

Fluctuations in interest rates may affect the profitability of the Company and may not be able to liquidate their investment to take advantage of higher available returns.

Mortgage interest rates are subject to abrupt and substantial fluctuations and the purchase of our shares are a relatively illiquid investment. If prevailing interest rates rise above the average interest rate being earned by the Company’s portfolio, shareholders may wish to liquidate their investment to take advantage of higher available returns but may be unable to do so due to restrictions on transfer and withdrawal.

Commercial real estate equity investments will be subject to risks inherent in ownership of real estate.

Real estate cash flows and values are affected by a number of factors, including competition from other available properties and our ability to provide adequate property maintenance and insurance and to control operating costs. Real estate cash flows and values are also affected by such factors as government regulations (including zoning, usage and tax laws), interest rate levels, the availability of financing, property tax rates, utility expenses, potential liability under environmental and other laws and changes in environmental and other laws. Commercial real estate equity investments that we make will be subject to such risks.

A prolonged economic slowdown or long-term natural disease disaster, a lengthy or severe recession or declining real estate values could harm our operations.

Many of our investments may be susceptible to economic slowdowns, long-term natural disease disaster (such as the COVID-19) or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. An economic slowdown, long-term natural disease disaster or recession, could have a material negative impact on the values of commercial real estate. Declining real estate values will likely reduce our ability to acquire new real estate assets, since borrowers often use increases in the value of their existing properties to support the purchase or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the real estate economy weakens.

Insurance may not cover all losses on the properties that underlie our investments.

We may purchase mortgages on properties that have comprehensive insurance covering the mortgaged property, including liability, fire and extended coverage. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes that may be uninsurable or not economically insurable. For example, some properties may not have terrorism insurance if it is deemed commercially unreasonable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the property, which might impair our security and decrease the value of the property.

The leases on the properties underlying our investments may not be renewed on favorable terms.

The properties underlying our investments could be negatively impacted by the deteriorating economic conditions. Upon expiration or earlier termination of leases on these properties, the space may not be relet or, if relet, the terms of the renewal or reletting may be less favorable than current lease terms. In addition, poor economic conditions may reduce a tenants’ ability to make rent payments under their leases. Any of these situations may result in extended periods where there is a significant decline in revenues or no revenues generated by these properties. Additionally, if market rental rates are reduced, property-level cash flows would likely be negatively affected as existing leases renew at lower rates. If the leases for these properties cannot be renewed for all or substantially all of the space at these properties, or if the rental rates upon such renewal or reletting are significantly lower than expected, the value of our investments may be adversely affected.

We are exposed to environmental liabilities with respect to properties to which we take title.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases, at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

Our strategy involves significant leverage, which may cause substantial loss.

We may use leverage of up to 75% of cost (before deducting depreciation or other non-cash reserves) or fair value of our assets with respect to first position mortgages only. We expect our portfolio-wide leverage to be between 0-25% of the greater of cost (before deducting depreciation or other non-cash reserves) and fair value of our total assets. We will incur this leverage by borrowing against a portion of the market value of our total assets. By incurring this leverage, we could enhance our returns. Nevertheless, this leverage, which is fundamental to our investment strategy, also creates significant risks.

Because of our significant leverage, we may incur substantial losses if our borrowing costs increase. Our borrowing costs may increase for any of the follow reasons: short-term interest rate increases; the market value of our securities decreases; interest rate volatility increases; other availability of financing in the market decreases.

We may enter into financing facilities that contain covenants that restrict our operations and inhibit our ability to grow our business and increase revenues.

We may enter into financing facilities that contain restrictions, covenants, and representations and warranties that, among other things, could require us to satisfy specified financial, asset quality, loan eligibility and loan performance tests. If we fail to meet or satisfy any of these covenants or representations and warranties, we would be in default under these agreements and our lenders could elect to declare all amounts outstanding under the agreements to be immediately due and payable, enforce their respective interests against collateral pledged under such agreements and restrict our ability to make additional borrowings. We also may enter into financing agreements that contain cross-default provisions, such that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default. Covenants and restrictions in future financing facilities may restrict our ability to, among other things:

●	incur or guarantee additional debt;

●	make certain investments or acquisitions;

●	make distributions on common stock;

●	repurchase common stock pursuant to our redemption plan;

●	engage in mergers or consolidations;

●	finance mortgage loans with certain attributes;

●	reduce liquidity below certain levels;

●	grant liens;

●	incur operating losses for more than a specified period;

●	enter into transactions with affiliates; and

●	hold mortgage loans for longer than established time periods.

Such restrictions could interfere with our ability to obtain financing, including the financing needed to engage in other business activities, which may significantly harm our business, financial condition, liquidity and results of operations. A default and resulting repayment acceleration could significantly reduce our liquidity, which could require us to sell our assets to repay amounts due and outstanding. This could also significantly harm our business, financial condition, results of operations, and our ability to make distributions. A default could also significantly limit our financing alternatives such that we could be unable to pursue our leverage strategy, which could curtail our investment returns.

There are a number of risks involved in investing in development, redevelopment and undeveloped properties.

The Company anticipates that it will invest in existing properties that require varying degrees of development. In addition, some properties may be under construction or under contract to be developed or redeveloped. Properties that involve development or redevelopment will be subject to the general real estate risks described above and will also be subject to additional risks, such as unanticipated delays or excess costs due to factors beyond the control of the Company. These factors may include (without limitation):

●	strikes;

●	adverse weather;

●	earthquakes and other “force majeure” events;

●	changes in building plans and specifications;

●	zoning, entitlement and regulatory concerns, including changes in laws, regulations, elected officials and government staff;

●	material and labor shortages;

●	increases in the costs of labor and materials;

●	changes in construction plans and specifications;

●	rising energy costs; and

●	delays caused by the foregoing (which could result in unanticipated inflation, the expiration of permits, unforeseen changes in laws, regulations, elected officials and government staff, and losses due to market timing of any sale that is delayed).

Delays in completing any development or renovation project will cause corresponding delays in the receipt of operating income and, consequently, the distribution of any cash flow by the Company with respect to such property.

There are risks associated with buying contaminated Properties.

The Company may acquire or invest in properties with known environmental conditions for the purpose of remediating the contamination. Following completion of the remediation, such properties would generally be resold to a developer. Such investments would generally be made only in conjunction with an operating partner with specific expertise in such properties and only where the Company believes that the liabilities associated with owning an interest in such a property can be appropriately protected against through insurance, indemnification or otherwise.

Although not likely, properties invested in by the Company that may not comply with the Americans with Disabilities Act and other changes in governmental rules and regulations could have adverse consequences to the Company’s profitability.

Under the Americans with Disabilities Act of 1990 (the “ADA”), all public properties are required to meet certain federal requirements related to access and use by disabled persons. Properties acquired by the Company or in which it makes a property investment may not be in compliance with the ADA. If a property is not in compliance with the ADA, then the Company may be required to make modifications to such property to bring it into compliance, or face the possibility of imposition, or an award, of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use or operation of the properties, including changes to building, fire and life-safety codes, may occur which could have adverse consequences to the Company.

The Company, or Affiliated Entities, as a lender, may be exposed to the risks of litigation by a borrower, tenant, or other counter-party as a result of the loan.

The Company, and affiliated entities will act in good faith and use reasonable judgment in selecting borrowers and making, purchasing, and managing the loans. However, as a lender the Company or affiliated entities is exposed to the risk of litigation by a borrower, tenant or other counter-party for any warranted or unwarranted allegations regarding the terms of any transaction or the actions or representations of the Company or affiliated entities in making, managing or foreclosing on Loans. It is impossible to foresee the allegations that a party will bring against the Company and affiliated entities, but the Company and affiliated entities will use its best efforts to avoid litigation if, in its sole and absolute discretion, it is in the best interests of the Company. If the Company is required to incur legal fees and costs to respond to any lawsuit, the costs and fees could have an adverse impact on the Company’s cash flow and profitability.

Participation with other parties in a loan may result in lack of control as to when and how to enforce a loan default.

When participating in loans with other lenders the Company may not have control over the determination of when and how to enforce a default, depending on the terms of any participation agreement with the other lenders or owners, other lenders or owners may have varied amounts of input into such decision-making process, including (without limitation) the ultimate decision-making power on if and when to enforce a default. There is no certainty as to who will be a lead lender or lead investor (as applicable) in a situation where the Company participates in ownership of a Loan with another entity.

There are risks of government actions against the Company for alleged violations of lending laws (and other law) which may result in high legal fees and damage awards.

While the Company will use its best efforts to comply with all laws, including federal, state and local laws and regulations, there is a possibility of governmental action to enforce any alleged violations of (without limitation) mortgage lending laws which may result in legal fees and damage awards that would adversely affect the applicable entity.

Risks Related to Our Organization and Structure

We do not have a board of directors, and we are managed by Efund City Investment LLC, our Manager. Moreover, our shareholders do not elect or vote on our Manager and have limited ability to influence decisions regarding our business.

Our Operating Agreement provides that the assets, affairs and business of the Company will be managed under the direction of our Manager. Our shareholders do not elect or vote on our Manager, and, unlike the holders of Common Shares in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business.

If our shareholders are dissatisfied with the performance of our Manager, they have little ability to remove our Manager. Our shareholders may only remove our Manager with 30 days prior written notice for “cause,” following the affirmative vote of two-thirds of our shareholders. Unsatisfactory financial performance of the Company does not constitute “cause” under our Operating Agreement.

Our common shareholders will have limited voting rights and may be bound by either a majority or supermajority vote.

Our common shareholders will have voting rights only with respect to certain matters, primarily relating to amendments to our Operating Agreement that would adversely change the rights of the Common Shares and removal of our Manager for “cause”. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders. Generally, matters to be voted on by our shareholders must be approved by a majority of the votes cast by all Common Shares present in person or represented by proxy, although the vote to remove our Manager for “cause” requires a two-thirds vote. If any vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-11 or listing on a national stock exchange would be. Accordingly, we do not have a board of directors, nor are we required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

Certain provisions of our Operating Agreement and Delaware law could hinder, delay or prevent a change of control of the Company.

Certain provisions of our Operating Agreement and Delaware law could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of the Company. These provisions include the following:

●	Authorization of additional shares, issuances of authorized shares and classification of shares without shareholder approval. Our Operating Agreement authorizes us to issue additional shares or other securities of the Company for the consideration and on the terms and conditions established by our Manager without the approval of our shareholders. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of our shares, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. Our ability to issue additional shares and other securities could render more difficult or discourage an attempt to obtain control over the Company by means of a tender offer, merger or otherwise.

●	Delaware Business Combination Statute—Section 203. Section 203 of the Delaware General Corporation Law (DGCL), or Section 203, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our Operating Agreement does not currently elect to have Section 203 apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of our voting shares. Our Manager may elect to amend our Operating Agreement at any time to have Section 203 apply to us.

●	Exclusive authority of our Manager to amend our Operating Agreement. Our Operating Agreement provides that our Manager has the exclusive power to adopt, alter or repeal any provision of our Operating Agreement, unless such amendment would adversely change the rights of the common shares. Thus, our shareholders generally may not effect changes to our Operating Agreement.

The current Offering price of our shares was not established on an independent basis; the actual value of your investment may be substantially less than what you pay. Through December 31, 2021, we expect to use the price paid to acquire a share in our Offering as the estimated value of our shares. Thereafter, when determining the estimated value of our shares, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.

We established the current Offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the Offering price is not based upon any independent valuation, the Offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the Offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

Beginning January 1, 2022, our manager’s internal accountants will calculate our net asset value, or NAV, per share to determine our share price. Estimates are based on available information and judgment. Therefore, actual values and results could differ from our estimates and that difference could be significant. This approach to valuing our shares may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio.

You are limited in your ability to sell your Common Shares pursuant to our redemption plan. You may not be able to sell any of your shares back to us, and if you do sell your shares, you may not receive the price you paid upon subscription. Our redemption plan may provide you with an opportunity to have your common shares redeemed by us. We anticipate that our common shares may be redeemed by us on an ongoing basis. However, our redemption plan contains certain restrictions and limitations, including those relating to the number of our common shares that we can redeem at any given time and limiting the redemption price.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential investors in this Offering do not have preemptive rights to any shares we issue in the future. Under our Operating Agreement, we have authority to issue an unlimited number of additional Common Shares or other securities, although, under Regulation A, we are only allowed to sell up to $75 million of our shares in any 12-month period (although we may raise capital in other ways). In particular, our Manager is authorized, subject to the restrictions of Regulation A and other applicable securities laws, to provide for the issuance of an unlimited amount of one or more classes or series of shares in the Company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series, without shareholder approval. After your purchase in this Offering, our Manager may elect to (i) sell additional shares in this or future public offerings, (ii) issue equity interests in private offerings, or (iii) issue shares to our Manager, or its successors or assigns, in payment of an outstanding fee obligation. To the extent we issue additional equity interests after your purchase in this Offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

By purchasing shares in this Offering, you are bound by the arbitration provisions contained in our subscription agreement which limits your ability to bring class action lawsuits or seek remedy on a class basis.

By purchasing shares in this Offering, investors agree to be bound by the arbitration provisions contained in Section 14 of our subscription agreement and in Section 13 of our operating agreement. This Arbitration Provision applies to claims under the U.S. federal securities laws and to all claims that that are related to the Company, including with respect to an offering, the common shares, the Company’s ongoing operations, the management of the Company’s investments, Purchasers of our common shares in a secondary transaction, among other matters. The arbitration provisions allow for either us or an investor to elect to enter into binding arbitration in the event of any claim (with certain minimal exceptions) in which we and the investor are adverse parties, including claims regarding this Offering. In the event that we elected to invoke the arbitration clause , the rights of the adverse shareholder to seek redress in court would be severely limited.

Further, Section 13 of the operating agreement restricts the ability of individual investors to bring class action lawsuits or to similarly seek remedy on a class basis, unless otherwise consented to by us. These restrictions on the ability to bring a class action lawsuit are likely to result in increased costs, both in terms of time and money, to individual investors who wish to pursue claims against us. By purchasing shares in this Offering, you are bound by the provisions contained in our subscription agreement and our operating agreement that require you to waive your rights to request to review and obtain information relating to the Company, including, but not limited to, names and contact information of our shareholders.

By purchasing shares in this Offering, investors agree to be bound by the waiver provision contained in our operating agreement. Such waiver provision limit the ability of our shareholders to make a request to review and obtain information relating to and maintained by the Company and its affiliated entities, including, but not limited to, names and contact information of our shareholders, information listed in Section 18-305 of the Delaware Limited Liability Company Act, as amended, and any other information deemed to be confidential by the Manager in its sole discretion. Furthermore, because the waiver provision is contained in our operating agreement, such waiver provision will also apply to any purchasers of shares in a secondary transaction.

Through the Company’s required public filing disclosures, periodic reports and obligation to provide annual reports and tax information to its shareholders, much of the information listed in Section 18-305 of the Delaware Limited Liability Company Act will be available to shareholders notwithstanding the waiver provision. While the intent of such waiver provision is to protect your personally identifiable information from being disclosed pursuant to Section 18-305, by agreeing to be subject to the waiver provision, you are severely limiting your right to seek access to the personally identifiable information of other shareholders, such as names, addresses and other information about shareholders and the Company that the Manager deems to be confidential. As a result, the waiver provision could impede your ability to communicate with other shareholders, and such provisions, on their own, or together with the effect of the Arbitration Provisions, may impede your ability to bring or sustain claims against the Company, including under applicable securities laws.

Based on discussions with and research performed by the Company’s counsel, we believe that the waiver provision is enforceable under federal law, the laws of the State of Delaware, the laws of New York, or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in our subscription agreement or our operating agreement with respect to the waiver provision were to be found by a court to be unenforceable, we would abide by such decision.

BY AGREEING TO BE SUBJECT TO THE WAIVER PROVISION, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

Our Operating Agreement provides the choice of forum to be the state of New York and investors would waive the trial by jury, including claims arising from the Securities Act and the Exchange Act; however, US federal law might preempt in such circumstances.

Investors should be aware that our operating agreement has a provision that subject investors to an exclusive forum in the state or federal courts of the state of New York and are governed by the state laws of Delaware and the laws of the United States for any claims arising from the Securities Act of 1933, as amended (“Securities Act”) and the Securities and Exchange Act of 1934, as amended (“Exchange Act”), and also a waiver of jury trial. Purchasers of our common shares in a secondary transaction will also be subject to the jury waiver provision in the Operating Agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum and waiver of jury trial provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Additionally, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

In the future, we may elect to become a reporting company under the Exchange Act, which could lead to increased reporting requirements.

We are not currently a reporting company under the Exchange Act, but we may elect to become a public reporting company in the future. If we choose to become a reporting company, we would be required to comply with certain public company reporting requirements, including filing reports on Form 10-K, 10-Q, and 8-K. These increased reporting requirements could lead to more significant legal, accounting and other expenses.

PLAN OF DISTRIBUTION

We are offering up to $50,000,000 in our Common Shares pursuant to this Offering Circular. Our Common Shares being offered hereby will only be offered through the Efund City Platform at https://www.efundcity.com (the “Platform”) and an App of “Efund City” (the “App”). The Platform and the App allow investors to become equity or debt holders in real estate opportunities that may have been historically difficult to access for some investors. Through the use of the Platform and the App, investors can browse and screen real estate related investments, view details of an investment and sign legal documents online.

Our Sponsor will pay our organization and offering expenses on our behalf (including legal fees, auditor fees, and etc.), and we will not reimburse our Sponsor and our Sponsor will not seek the reimbursement from us as well.

Our Sponsor acquired 500 Common Shares at a price of $10 per common share. Our Sponsor may not sell these shares during this Offering, or sell, transfer, assign, pledge, or hypothecate, or subject them to any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the shares for a period of 180 days immediately following the date this Offering is qualified.

The Efund City Platform is not subject to the registration requirements of Section 304 of the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, because it does not offer and sell securities pursuant to Section 4(a)(6) of the Securities Act, and, therefore, does not meet the definition of a “funding portal.”

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the Efund City Platform website, as well as on the SEC’s website at www.sec.gov.

In order to subscribe to purchase our common shares, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one attached as an exhibit to this Offering Circular and make arrangements to pay for its subscription amount.

Settlement will occur as promptly as reasonably practicable. An investor will become a shareholder of the Company, including for tax purposes, and the shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and our Manager accepts the investor as a shareholder. Once submitted, an investor’s subscription is irrevocable. The number of shares issued to an investor will be calculated based on the price per share in effect on the date we receive the subscription.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If any prospective investor’s subscription is rejected, the Company will not draw funds from the prospective investor and any funds received from such investor will be returned without interest or deduction.

State Law Exemption and Offerings to “Qualified Purchasers”

Our Common Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 Offering pursuant to Regulation A under the Securities Act, this Offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our Common Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our Common Shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Common Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

We intend to offer and sell our Common Shares in this Offering to qualified purchasers in every state of the United States.

Certificates Will Not be Issued

We will not issue certificates. Instead, our Common Shares will be recorded and maintained on the Company’s membership register.

Transferability of our Common Shares

Our Common Shares are generally freely transferable by our shareholders subject to any restrictions imposed by applicable securities laws, regulations and our Operating Agreement. The process of transfer is detailed in our Operating Agreement and transferee will only be admitted to our shareholder upon our Manager’s approval and if certain conditions are met by the transferee. The transfer of any of our Common Shares in violation of our Operating Agreement will be deemed invalid, null and void, and of no force or effect.

No Escrow

The proceeds of this Offering will not be placed into an escrow account.

Advertising, Sales and other Promotional Materials

In addition to this Offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering, although only when accompanied by or preceded by the delivery of this Offering Circular, including, in the context of electronic sales materials, a hyperlink to the Offering Circular. These materials may include: property brochures, articles and publications concerning real estate, public advertisements, audio-visual materials, “pay per click” advertisements on social media and search engine internet websites, electronic correspondence transmitting the Offering Circular, electronic brochures containing a summary description of this Offering, electronic fact sheets describing the general nature of this Offering and our investment objectives, online investor presentations, website material, electronic media presentations, client seminars and seminar advertisements and invitations, and third party industry-related article reprints in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our common shares, these materials will not give a complete understanding of this Offering, us or our Common Shares and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective investor must read and rely on the information provided in this Offering Circular in connection with their decision to invest in our common shares.

USE OF PROCEEDS

The table below sets forth our estimated use of proceeds from this Offering and the private placement described below, assuming we sell in this Offering $50,000,000 in shares, the maximum offering amount. Our common shares will be offered at $10.00 per share through December 31, 2021. Thereafter, our price per share will be adjusted every fiscal quarter and will be based on our NAV as of the end of the prior fiscal quarter. Our Sponsor acquired 500 common shares at a price equal to the initial public offering price in connection with our formation, for net proceeds to us of $5,000.

We expect to use all of the net proceeds from this Offering to invest in and manage a diversified portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures. We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (or not waived) they will reduce the cash available for investment and distribution and will directly impact our NAV. Many of the amounts set forth in the table below represent our Manager’s best estimate since they cannot be precisely calculated at this time.

We may not be able to promptly invest the net proceeds of this Offering in commercial real estate loans and other investments in commercial real estate. If we are unable to raise substantial funds during our Offering, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate more significantly with the performance of the specific assets we acquire. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and cash flow and limiting our ability to make distributions to our stockholders.

Maximum Offering Amount
Gross Offering Proceeds	$50,000,000.00
Net Proceeds from this Offering	$50,000,000.00
Net Proceeds from the Private Placements	$5,000.00
Estimated Amount Available for Investments(2)	$50,005,000.00

(1)	This is a “best efforts” Offering..

(2)	Estimated amount available for investments do not reflect the organization and offering expenses. Our Sponsor will pay for all the organization and offering expenses and will not seek any reimbursement from us or our Manager in the future.

DESCRIPTION OF BUSINESS

Company Overview

We are a newly organized Delaware limited liability company formed to acquire and manage a diversified portfolio of commercial real estate. Our operations are and will be only in the U.S. We intend to invest in a diversified portfolio of commercial real estate assets in major metropolitan areas, primarily consisting of bridge and mezzanine loans, including junior participating interest in first mortgages, preferred, and direct equity. We may also directly acquire real property, real estate-related loans and certain mortgage-related securities. Therefore, we expect to generate interest income from our loan portfolio and rental income from our equity portfolio. Subject to certain limitations related to maintaining our exclusion under the Investment Company Act, we plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of real estate assets that provide attractive and stable returns to our investors. We may make our investments through the acquisition of individual assets or by acquiring portfolios of assets, or companies with investment objectives similar to ours. As of the date of this Offering circular, we have not commenced operations.

We were formed on February 5, 2020 and, as of the date of this Offering circular, we have not commenced operations. We will not commence any significant operations until we have raised $500,000.

Efund City Investment LLC is our Manager. As our Manager, it will manage our day-to-day operations and our portfolio of commercial real estate assets. Our Manager also has the authority to make all of the decisions regarding our investments, subject to the limitations in our Operating Agreement.

Investment Objectives

Our investment objectives are:

●	to pay risk adjusted and consistent cash distributions; and

●	to preserve, protect, increase and return your capital contribution.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets.

Investment Strategy

We intend to invest in a diversified portfolio of commercial real estate assets in major metropolitan areas, primarily consisting of bridge and mezzanine loans, including junior participating interest in first mortgages, preferred, and direct equity. We may also directly acquire real property, real estate-related loans and certain mortgage-related securities. Our competitive advantages include customized financing, rapid transaction execution, and credit quality control. We pursue short-term and long-term lending and investment opportunities and primarily target transactions in major metropolitan areas.

Bridge Financing. We offer bridge financing products to borrowers who are typically seeking short-term capital to use in an acquisition of property. The borrower has usually identified an undervalued asset that has been under managed and/or is located in a recovering market. From the borrower’s perspective, shorter term bridge financing is advantageous because it allows for time to improve the property value without encumbering it with restrictive, long-term debt that may not reflect optimal leverage for a non-stabilized property. Our bridge loans will be predominantly secured by first mortgage liens on the property. Additional yield enhancements may include participating interests, which are equity interests in the borrower that share in a percentage of the underlying cash flows of the property. Borrowers typically use the proceeds of a conventional mortgage to repay a bridge loan.

Preferred Equity Investments. We provide financing by making preferred equity investments in entities that directly or indirectly own real property. In cases where the terms of a first mortgage prohibit additional liens on the ownership entity, investments structured as preferred equity in the entity owning the property serve as viable financing substitutes. With preferred equity investments, we typically become a member in the ownership entity.

Mezzanine Financing. We offer mezzanine financing in the form of loans that are subordinate to a conventional first mortgage loan and senior to the borrower’s equity in a transaction. Mezzanine financing may take the form of loans secured by pledges of ownership interests in entities that directly or indirectly control the real property or subordinated loans secured by second mortgage liens on the property. We may also require additional security such as personal guarantees, letters of credit and/or additional collateral unrelated to the property.

Junior Participation Financing. We offer junior participation financing in the form of a junior participating interest in the senior debt. Junior participation financings have the same obligations, collateral and borrower as the senior debt. The junior participation interest is subordinated to the senior debt by virtue of a contractual agreement between the senior debt lender and the junior participating interest lender.

Equity Investment. We may obtain real estate by foreclosure, through partial or full settlement of mortgage debt related to our loans. We may identify such assets and initiate an asset-specific plan to maximize the value of the investment, which may include appointing a third-party property manager, renovating the property, leasing or increasing occupancy, or selling the asset. As such, these transactions may require the use of additional capital prior to completion of the specific plan. In addition, we may also invest directly on real properties where we become majority or minority equity owners.

Targeted Investments

We intend to invest in a diversified portfolio of commercial real estate assets in major metropolitan areas, primarily consisting of bridge and mezzanine loans, including junior participating interest in first mortgages, preferred, and direct equity. We may also directly acquire real property, real estate-related loans and certain mortgage-related securities.

Commercial Real Estate Loans

We intend to acquire commercial real estate loans by originating or purchasing them from third party financial institutions. The underwriting process that the we intend to implement for potential investments involves financial, structural, market, operational and legal due diligence of borrowers and partners. The due diligence and analysis for potential investments generally would include assessment of current and future market conditions for specific assets, assessment of asset sellers and other counterparties, and identification of available financing opportunities from counterparties and third parties.

The underwriting process that our Manager will develop, and which our Manager will utilize for Company investment opportunities, focuses on the following five aspects of a transaction:

1)	the property (condition, financials, comparable properties, and tenants);

2)	the location (population, employers, and transportation);

3)	the real estate company (background, financial conditions, operational plan, tax, credit, insurance, track record, and references);

4)	advice received from third parties relating to the real estate’s survey, market condition, appraisal value, and etc.; and

5)	third party reports (property management company, lender, and environmental and title reports).

Our Manager might undertake a similar due diligence process for potential Efund City Platform investment opportunities.

Equity Investments in Commercial Real Estate Related Assets

We also intend to invest in real estate-related assets that are related to one or more underlying commercial real estate projects. These real estate-related assets may include assets such as equity or preferred equity interests in companies whose primary business is to own and operate one or more specified commercial real estate projects. We intend to leverage our Manager’s extensive prior experience in this sector and financial institution relationships.

Other Possible Investments

Although we expect that most of our investments will be of the types described above, we may make other investments. In fact, we may invest in whatever types of interests in real estate or debt-related assets that we believe are in our best interests. We may also invest in high liquidity assets, including treasury bills, commercial paper, investment grade corporate bonds, money market funds, short-term government bonds, through our cash management program in order to improve efficiency of capital. Although we can purchase any type of interest in real estate or debt-related assets, our conflicts of interest policy and Operating Agreement do limit certain types of investments involving our Manager, our Sponsor, their officers or any of their affiliates.

Investment Process

Our Manager has the authority to make all the decisions regarding our investments subject to the limitations in our Operating Agreement. A majority of the investment committee of our Manager will approve each of our investments. Our Manager will focus on select purchasing of commercial real estate debt and equity interests. It will source our investments from new or existing customers, former and current financing and investment partners, third party intermediaries, competitors looking to share risk and securitization or lending departments of major financial institutions.

In selecting investments for us, our Manager will utilize our Manager’s investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that our Manager will consider when evaluating prospective investment opportunities include:

●	compliance with the guidelines established above in “— Investment Strategy;”

●	macroeconomic conditions that may influence operating performance;

●	real estate market factors that may influence real estate lending and/or economic performance of the underlying real estate collateral;

●	fundamental analysis of the underlying real estate collateral, including tenant composition, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

●	the operating expertise and financial strength of the Sponsor or borrower;

●	real estate and leasing market conditions affecting the underlying real estate collateral;

●	the cash flow in place and projected to be in place over the term of the loan;

●	the appropriateness of estimated costs and timing associated with capital improvements of the underlying real estate collateral;

●	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the underlying asset;

●	review of third-party reports, including appraisals, engineering, structural and environmental reports;

●	physical inspections of underlying real estate collateral and analysis of markets; and

●	the overall structure of the investment and rights in the loan and mortgage documentation.

If a potential investment meets our Manager’s underwriting criteria, our Manager will review the proposed transaction structure, including security, reserve requirements, distribution and waterfall criteria, governance and control rights, buy-sell provisions and recourse provisions if applicable. Our Manager will evaluate the asset’s position within the overall capital structure and its rights in relation to other capital tranches. Our Manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the underlying real estate collateral.

Borrowing Policy

We may employ conservative levels of borrowing in order to provide additional funds to support our investment activities. Our target portfolio-wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 0-25% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are beginning our operations and growing our portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the initial portfolio) in order to quickly build a diversified portfolio of assets. Our Manager may from time to time modify our leverage policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. However, other than during our initial period of operations, it is our policy to not borrow more than 75% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets.

Disposition Policies

The period that we will hold our investments in commercial real estate loans, commercial real estate and other real estate-related assets will vary depending on the type of asset, interest rates and other factors. Our Manager will develop a well-defined exit strategy for each investment we make. Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in our best interests.

Liquidity Event

While we expect to seek a liquidity transaction in the future, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable at any time. Our Manager has the discretion to consider and execute a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or a roll-off to scheduled maturity of our assets, a sale or merger of the Company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our Common Shares on a national securities exchange or a similar transaction. If we intend to list our Common Shares on a national securities exchange, we may convert to a corporation to facilitate such listing without shareholder consent except as required by law. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our shareholders.

Competition

There are numerous offerings with asset acquisition objectives similar to ours, and others may be organized in the future, which may increase competition for the investments suitable for us. Competitive variables include market presence and visibility, size of investments offered and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments than we are, our investment volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this Offering to conduct our proposed operations. We will obtain the capital required to purchase real estate-related assets and conduct our operations from the proceeds of this Offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. As of the date of this Offering circular, we have not made any investments and have approximately $100 in cash.

If we raise substantially less than $50,000,000 in gross offering proceeds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate more with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, regardless of whether we are able to raise substantial funds in this Offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

We currently have no outstanding debt and have not received a commitment from any lender to provide us with financing. Our targeted portfolio-wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 0-25% of the greater of the cost (before deducting depreciation or other noncash reserves) or fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the initial portfolio) in order to quickly build a diversified portfolio of assets.

Operating Costs

Our Sponsor will pay on our behalf all third-party costs incurred in connection with our organization and the offering of our shares. We will not reimburse our Sponsor, and our Sponsor will not seek any reimbursement from us or our Manager, for these third-party organization and offering costs incurred both before and after the date of this Offering circular.

We will pay our ongoing reporting and operating costs. And if some of the ongoing reporting and operating costs are first paid by our Manager or Sponsor, we will reimburse our Manager or Sponsor later.

No Independent Underwriter

As we are conducting this Offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities.

Conflicts of Interest

The officers of our Manager who perform services for us on behalf of our Manager are also officers of Hongkun USA. These persons have legal obligations with respect to Hongkun USA. In the future, these persons may organize other real estate-related programs and acquire for their own account real estate-related investments that may be suitable for us. The loss of the services of key personnel and the process to replace any key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives. In addition, we can offer no assurance that our Manager will remain our investment manager. If our Manager does not remain our investment manager, and no suitable replacement is found to manage us, we may not be able to execute our business plan. Moreover, our Manager is not obligated to dedicate any of the key personnel exclusively to us nor is it obligated to dedicate any specific portion of its time to our business, and none of the key personnel are contractually dedicated to us.

Allocation of Investment Opportunities

Our Sponsor and our Manager may establish and sponsor additional debt or equity offerings in the future, and continue to offer investment opportunities through the Efund City Platform, including offerings that will acquire or invest in commercial real estate loans and other real estate-related assets. These additional offerings may have investment criteria that compete with us. Except under any policies that may be adopted by our Manager or Sponsor, no offering (including us) or Efund City Platform investment opportunity will have any duty, responsibility or obligation to refrain from:

●	engaging in the same or similar activities or lines of business as any other offering or Efund City Platform investment opportunity;

●	doing business with or refraining from doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any offering or Efund City Platform investment opportunity;

●	establishing material commercial relationships with another offering or Efund City Platform investment opportunity; or

●	making operational and financial decisions that could be considered to be detrimental to another offering or Efund City Platform investment opportunity.

In addition, any decisions by our Sponsor or Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one offering more than another offering or limit or impair the ability of any offering to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular offering that such arrangements or agreements include or not include another offering, as the case may be. Any of these decisions may benefit one offering more than another offering.

Allocation of Key Personnel’s Time

We rely on Hongkun USA’s key personnel who act on behalf of our Manager, for the day-to-day operation of our business. Currently, Mr. Fan ‘Richard’ Liu is the sole key personnel and employee of Hongkun USA Real Estate Development LLC. A majority of the investment committee of our Manager will approve each of our investments. As a result of their interests in other affiliated entities, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, these key personnel will face conflicts of interest in allocating their time among us, our Manager and other affiliated entities and other business activities in which they are involved.

Receipt of Fees and Other Compensation by our Manager

Our Manager will receive substantial fees from us, which fees have not, and will not, be negotiated at arm’s length. These fees could influence our Manager’s advice to us. Among other matters, these compensation arrangements could affect their judgment with respect to:

●	the continuation, renewal or enforcement of provisions in our Operating Agreement involving our Manager and its affiliates, or the shared services agreement between our Manager and Hongkun USA;

●	public offerings of equity by us, which will likely entitle our Manager to increased fees;

●	acquisitions of investments of loans at higher purchase prices, which entitle our Manager to higher asset management fees regardless of the quality or performance of the investment or loan and, in the case of acquisitions of investments from other affiliated entities, might entitle affiliates of our Manager to other fees from third-parties;

●	borrowings up to or in excess of our stated borrowing policy to acquire investments, which borrowings will increase asset management fees payable by us to our Manager;

●	whether and when we seek to list our Common Shares on a stock exchange or other trading market;

●	whether we seek shareholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs);

●	whether and when we seek to sell the Company or its assets; and

●	whether and when we merge or consolidate our assets with other companies, including companies affiliated with our Manager.

Duties Owed by Some of Our Affiliates to Our Manager and our Manager’s Affiliates

Our Manager’s officers performing services on behalf of our Manager are also officers, directors, managers and/or key professionals of:

●	Hongkun USA Real Estate Development LLC;

●	Efund City Investment LLC, our Manager;

●	Efund City Holding LLC, our Sponsor;

●	Efund City Platform LLC, the owner of the Efund City Platform;

●	Efund City Trademark LLC; and

●	other affiliated entities.

As a result, they owe duties to each of these entities, their shareholders, members and limited partners. These duties may from time to time conflict with the duties that they owe to us.

Certain Conflict Resolution Measures

Our Policies Relating to Conflicts of Interest

In addition to the provisions in our Operating Agreement described below, we will adopt the following policies prohibiting us from entering into certain types of transactions with our Manager, our Sponsor, their officers or any of their affiliates in order to further reduce the potential for conflicts inherent in transactions with affiliates.

Pursuant to our conflicts of interest policy, we may not engage in the following types of transactions:

●	sell or lease any investments to our Manager, our Sponsor, their officers or any of their affiliates;

●	acquire or lease any investments from our Manager, our Sponsor, their officers or any of their affiliates;

●	invest in or make mortgage loans in which the transaction is with our Manager, our Sponsor, their officers or any of their affiliates, including any mortgage loans that are subordinate to any mortgage or equity interest of our Manager, our Sponsor, their officers or any of their affiliates; and

Our conflicts of interest policy may be amended at any time in our Manager’s discretion.

Other Operating Agreement Provisions Relating to Conflicts of Interest

Term of our Manager. Our Operating Agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances. Our shareholders may remove our Manager at any time with 30 days prior written notice for “cause,” following the affirmative vote of two-thirds of our shareholders. Unsatisfactory financial performance does not constitute “cause” under our Operating Agreement. In the event of the removal of our Manager, our Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. Our Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

Overview

Efund City Metro Income LLC was formed in the State of Delaware on February 5, 2020. We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The Manager of the Company do not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

The Company’s overall strategy is to invest in a diversified portfolio of commercial real estate assets in major metropolitan areas, primarily consisting of bridge and mezzanine loans, including junior participating interest in first mortgages, preferred, and direct equity. We may also directly acquire real property, real estate-related loans and certain mortgage-related securities. Our competitive advantages include customized financing, rapid transaction execution, and credit quality control. We pursue short-term and long-term lending and investment opportunities and primarily target transactions in major metropolitan areas.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this Offering.

Because we are still in the initial phase, we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition.

After this Offering, we expect to incur increased expenses necessary to carry out the Company’s investment strategy and reporting obligations with the SEC (for legal, financial reporting, accounting and auditing compliance).

Liquidity and Capital Resources

As of December 31, 2020, the Company had $100 in cash and no liabilities. The Company intends to raise $50,000,000 in this Offering. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.  Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

Related Party Transactions.

Our Sponsor has purchased 500 common shares for an aggregate purchase price of $5,000.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

Besides the offering and what is mentioned in this Offering, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Plan of Operations

The Company intends to use the net proceeds to invest in a diversified portfolio of commercial real estate assets in major metropolitan areas, primarily consisting of bridge and mezzanine loans, including junior participating interest in first mortgages, preferred, and direct equity. We may also directly acquire real property, real estate-related loans and certain mortgage-related securities.

In our opinion, the proceeds from this Offering may not satisfy our cash requirements indefinitely, so we anticipate that it will be necessary to raise additional funds to implement the plan of operations as it evolves over time. During that time frame, we may not be able to satisfy our cash requirements through sales and the proceeds from this Offering alone, and therefore we anticipate that we will need to attempt to raise additional capital through the sale of additional securities in additional offerings, or through other methods of obtaining financing such as through loans or other types of debt. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We currently have not commenced any operations.

MANAGEMENT

Our Manager

We will operate under the direction of our Manager, which is responsible for directing the management of our business and affairs, managing our day-to-day operations, and implementing our investment strategy. A majority of the investment committee of our Manager will approve each of our investments. Our Manager and its officers are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

We will follow the investment and borrowing policies set forth in this Offering Circular unless they are modified by our Manager. Our Manager may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. Our Manager may change our investment objectives at any time without approval of our shareholders.

Our Manager performs its duties and responsibilities pursuant to our Operating Agreement. We have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities. Our Manager is a wholly-owned subsidiary of Efund City Holding LLC.

Executive Officers of our Manager

As of the date of this Offering circular, the executive officers of our Manager and their positions and offices are as follows:

Name	Age	Position
Fan ‘Richard’ Liu	31	Chief Executive Officer, Chief Financial Officer and Investment Committee Member

Fan ‘Richard’ Liu serves as our Manager’s Chief Executive Officer, Chief Financial Officer and a member of our investment committee. Currently, Mr. Fan ‘Richard’ Liu is the sole key personnel and employee of Hongkun USA Real Estate Development LLC. Since 2016 Mr. Liu manages corporate direction and strategy at Hongkun USA Real Estate Development LLC, facilitating company activity in financing, marketing, alliances, and channels. Mr. Liu also acts as CEO for Rich Mark Developer Group Inc. since 2013 to the present, whereas he focuses on acquisition, financing, managing team, and execution led to significant company growth. Mr. Liu built Rich Mark Developer Group Inc. from ground-up to fifteen million in residential and mixed-use property assets, while raising more than forty million capital within two (2) years. Mr. Liu has over ten (10) years of experience in real estate development and alternative asset management. He has successfully managed a few real estate private equity funds and completed investment and development for more than thirty (30) projects in the State of New Jersey. Mr. Liu has practical experience in capital structure, risk control, budget control and portfolio risk management. He holds a master’s degree in Business Administration from Felician University, New Jersey, and Mr. Liu obtained his bachelor’s degree in business from Capital University of Economics and Business, Beijing, China

Responsibilities of our Manager

The responsibilities of our Manager include:

Investment Advisory and Acquisition Services

●	approve and oversee our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

●	serve as our investment and financial manager with respect to investing in and managing a diversified portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures and other real estate- related assets;

●	adopt and periodically review our investment guidelines;

●	structure the terms and conditions of our acquisitions, sales and joint ventures;

●	approve and oversee our financing strategies;

●	approve joint ventures, limited partnerships and other such relationships with third parties;

●	approve any potential liquidity transaction;

●	obtain market research and economic and statistical data in connection with our investments and investment objectives and policies;

●	oversee and conduct the due diligence process related to prospective investments;

●	prepare reports regarding prospective investments that include recommendations and supporting documentation necessary for our Manager’s investment committee to evaluate the proposed investments; and

●	negotiate and execute approved investments and other transactions.

Offering Services

●	the development of this Offering, including the determination of its specific terms;

●	preparation and approval of all marketing materials to be used by us relating to this Offering, including any “testing the waters” materials;

●	the negotiation and coordination of the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

●	creation and implementation of various technologies and electronic communications related to this Offering; and

●	all other services related to this Offering.

Asset Management Services

●	investigate, select, and, on our behalf, engage and conduct business with such persons as our Manager deems necessary to the proper performance of its obligations under our Operating Agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our Manager necessary or desirable for the performance of any of the services under our Operating Agreement;

●	monitor applicable markets and obtain reports (which may be prepared by our Manager or its affiliates) where appropriate, concerning the value of our investments;

●	monitor and evaluate the performance of our investments, provide daily management services to us and perform and supervise the various management and operational functions related to our investments;

●	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis; and

●	coordinate and manage relationships between us and any joint venture partners.

Accounting and Other Administrative Services

●	manage and perform the various administrative functions necessary for our day-to-day operations;

●	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;

●	provide financial and operational planning services and portfolio management functions;

●	maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

●	maintain all appropriate Company books and records;

●	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

●	make, change, and revoke such tax elections on behalf of the Company as our Manager deems appropriate;

●	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

●	manage and coordinate with the transfer agent, if any, the process of making distributions and payments to shareholders;

●	evaluate and obtain adequate insurance coverage based upon risk management determinations;

●	provide timely updates related to the overall regulatory environment affecting us, as well as managing compliance with regulatory matters;

●	evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

●	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Shareholder Services

●	determine our distribution policy and authorize distributions from time to time;

●	approve amounts available for redemptions of our common shares;

●	manage communications with our shareholders, including answering phone calls and preparing and sending written and electronic reports and other communications; and

●	establish technology infrastructure to assist in providing shareholder support and services.

Financing Services

●	identify and evaluate potential financing and refinancing sources, engaging a third-party broker if necessary;

●	negotiate terms of, arrange and execute financing agreements;

●	manage relationships between us and our lenders, if any; and

●	monitor and oversee the service of our financing facilities, if any.

Disposition Services

●	evaluate and approve potential asset dispositions, sales or liquidity transactions; and

●	structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.

Our Manager may hire third parties to assist with the performance of the aforementioned services.

Allocation of Investment Opportunities

We may, where the investment committee of our Manager determines that the size of an investment would create undue concentration in our portfolio or that the entire investment would otherwise be unsuitable for us, permit a portion of an investment to be sold on the Efund City Platform. In no event would the Company’s ability to invest in its portion of the investment be contingent upon the successful sale of the remaining portion on the Efund City Platform.

Efund City Holding LLC might sponsor a number of additional real estate related offerings, some of which might be managed by our Manager. The Manager will allocate investment opportunities among the Company and any additional offering based on: the applicability of each investment opportunity to the investment policies of the Company and any additional offering; the diversification and current asset concentration of each entity; the amount of capital available to each entity at the time an investment is presented; and other similar factors. To the extent that, based on these factors, an investment opportunity is an appropriate investment for any of the additional offerings and/or the Company, then the Manager’s investment committee will allocate the new investment opportunity to the Company or an additional offering based on which entity has gone the longest period of time without making an investment. However, the Manager may choose to deviate from this allocation policy if the policy will cause the applicable entity to be out of compliance with its exclusion from the Investment Company Act, or based on other factors that affect whether an investment is in the best interest of the Company or any additional offering.

Shared Services Agreement

Our Manager has entered into a shared services agreement with Hongkun USA Real Estate Development LLC. Pursuant to this agreement, employees of Hongkun USA Real Estate Development LLC will provide certain services to our Manager, including portfolio management, asset valuation, risk management and asset management services as well as administration services addressing legal, compliance, investor relations and information technologies necessary for the performance by our Manager of its duties under our Operating Agreement. Currently, Mr. Fan ‘Richard’ Liu is the sole key personnel and employee of Hongkun USA Real Estate Development LLC. Under the shared services agreement, Hongkun USA Real Estate Development LLC will be entitled to receive certain compensation from our Manager. And Hongkun USA Real Estate Development LLC might agree to waive the compensation for the initial term of two (2) years. However, any compensation incurred by our Manager owed to Hongkun USA Real Estate Development LLC will only come from our Manager. In no event, will the compensation be coming from us or our shareholders. All employees of Hongkun USA Real Estate Development LLC who provide services to the Manager will be subject to the Manager’s policies and procedures. The parent company of Hongkun USA Real Estate Development LLC, which is Hongkun Group, a real estate investment, development and management holding company headquartered in Beijing, does not plan to conduct the Company’s operations.

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. As described above, certain officers of Hongkun USA also serve as executive officers of our Manager. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of our Manager, from Hongkun USA. As executive officers of our Manager, these individuals will manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to our Manager, we do not intend to pay any compensation directly to these individuals.

Investment Committee of our Manager

The investment committee of our Manager is a standing committee, established to assist our Manager in fulfilling its oversight responsibilities by (1) considering and approving of each investment made by us, (2) establishing our investment guidelines and overseeing our investments, and the investment activity of other accounts and funds held for our benefit and (3) overseeing the investment activities of certain of our subsidiaries. The investment committee will be comprised of Fan ‘Richard’ Liu.

Limited Liability and Indemnification of our Manager and Others

Subject to certain limitations, our Operating Agreement limits the liability of our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates.

Our Operating Agreement provides that to the fullest extent permitted by applicable law our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates will not be liable to us. In addition, pursuant to our Operating Agreement, we have agreed to indemnify our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or our Operating Agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been our Manager, an officer or director of our Manager, our Sponsor or our Sponsor’s shareholder or affiliate.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term and Removal of our Manager

Our Operating Agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances.

Our shareholders may only remove our Manager at any time with 30 days prior written notice for “cause,” following the affirmative vote of two-thirds of our shareholders. If our Manager is removed for “cause,” the shareholders will have the power to elect a replacement Manager upon the affirmative vote or consent of the holders of a majority of our common shares. “Cause” is defined as:

●	our Manager’s continued breach of any material provision of our Operating Agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

●	the commencement of any proceeding relating to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

●	our Manager committing fraud against us, misappropriating or embezzling our funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under our Operating Agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of our Manager or one of its affiliates and our Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of our Manager’s actual knowledge of its commission or omission, then our Manager may not be removed; or

●	the dissolution of our Manager without our Manager appointing a successor.

Unsatisfactory financial performance of the Company does not constitute “cause” under our Operating Agreement.

Our Manager may assign its rights under our Operating Agreement in its entirety or delegate certain of its duties under our Operating Agreement to any of its affiliates, without the approval of our shareholders so long as our Manager remains liable for any such affiliate’s performance, and if such assignment or delegation does not require our approval under the Investment Advisers Act of 1940, as amended, or the Advisers Act. Our Manager may withdraw as our Manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. Our Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function. In the event of the removal or withdrawal of our Manager, our Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function.

Holdings of our Common Shares

Our Sponsor has invested $5,000 in us through the purchase of 500 Common Shares in a private placement at $10.00 per share.

Efund City Platform

We will conduct this Offering on the Efund City Platform. We will not pay Efund City Platform LLC any sales commissions or other remuneration for hosting this Offering on the Efund City Platform. The Efund City Platform also hosts other offerings of investment opportunities.

Additionally, given the different regulatory regime and advertising restrictions placed on this type of offering from offerings accomplished on the Efund City Platform, it is crucial that this Offering be properly segregated from the other offerings on the Efund City Platform. The Efund City Platform is not restricted to only investment offerings and the Efund City Platform intends to engage in the marketing and/or sales of robotics products. If doing so, the Efund City Platform will create a separate page or separate link to market and/or sell robotics products, which will be separate from investment offerings.

Management Compensation

Our Manager will receive fees and expense reimbursements from the Company for services relating to the investment and management of our assets. Our Manager does not provide any offering, investment or management services to any other entity, although it may do so in the future. The Company will not pay our Manager or its affiliates any selling commissions or dealer manager fees in connection with the offer and sale of our common shares. No portion of the fees detailed below will be allocated to any individual in his or her capacity as an executive officer of our Manager. The items of compensation are summarized in the following.

Management Fee — Our Manager is entitled to a quarterly asset management fee equal to an annualized rate of 1.00% payable in arrears, which, through December 31, 2021, will be based on our net offering proceeds as of the end of each quarter, and thereafter will be based on our NAV at the end of each prior quarter. Actual amounts are dependent upon on the offering proceeds we raise (and any leverage we employ) and the results of our operations. The asset management fee, assuming the maximum amount of this offering is raised, and we utilize leverage of 25% (the high end of the Company’s disclosed target leverage range), will be $625,000 annually.

Performance Fee – Our Manager will receive certain performance-based compensation. After the eight percent (8%) cumulative annual return to the Investors, our Manager shall participate in the distribution of remaining profits as follows: Our Manager shall receive Fifty Percent (50%) of the remaining profits.

Acquisition/Origination Fee - We estimate that borrowers will pay 1-3% of the amount to acquire or originate commercial real estate loans.  And this will be paid directly by borrowers. Actual amounts are dependent upon the total debt funded or equity capital raised. We cannot determine these amounts at the present time.

Reimbursement of Acquisition / Origination Expenses — We will reimburse our Manager for actual expenses incurred in connection with the selection, acquisition or origination of an investment.

Other Operating Expenses — We will reimburse our Manager for out-of-pocket expenses incurred on our behalf, including license fees, auditing fees, fees associated with SEC reporting requirements, increases in insurance costs, tax return preparation fees, taxes and filing fees, administration fees, fees for the services of an independent representative, and third-party costs associated with the aforementioned expenses.  These expenses do not include our Manager’s overhead, employee costs, utilities or technology costs.

Disposition Fees – We will reimburse our Manager for actual expenses incurred on our behalf in connection with the liquidation of equity investments in real estate. Whether to liquidate an equity investment in real estate is in the sole discretion of our Manager.

PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of our common shares as of the date of this Offering Circular for each person or group that holds more than 5% of our common shares, for each executive officer of our Manager and for the executive officers of our Manager as a group.  To our knowledge, each person that beneficially owns our common shares has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 232 Old River Rd, Edgewater, NJ 07020.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of All Shares
Efund City Holding LLC (2)	500	100%
Fan ‘Richard’ Liu	0	0
All executive officers of our Manager	0	0%

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	As of the date of this Offering circular, Efund City Holding LLC owns all of our issued and outstanding common shares. And Fan ‘Richard’ Liu is the sole owner of Efund City Holding LLC.

DESCRIPTION OF THE SECURITIES BEING OFFERED

The following descriptions of our common shares, certain provisions of Delaware law and certain provisions of our and Operating Agreement, which will be in effect upon consummation of this Offering, are summaries and are qualified by reference to Delaware law, our certificate of formation and our Operating Agreement, copies of which are filed as exhibits to the Offering statement of which this Offering Circular is a part.

General

We are a Delaware limited liability company organized on February 5, 2020 under the Delaware Limited Liability Company Act, or Delaware LLC Act, issuing limited liability company interests. The limited liability company interests in the Company will be denominated in Common Shares of limited liability company interests, or common shares, and, if created in the future, preferred shares of limited liability company interests, or preferred shares. Our Operating Agreement provides that we may issue an unlimited number of Common Shares with the approval of our Manager and without shareholder approval.

All of the Common Shares offered by this Offering Circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the common shares, as determined by our Manager, the holders of such shares will not be liable to us to make any additional capital contributions with respect to such shares (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the Delaware LLC Act). Holders of common shares have no conversion, exchange, sinking fund or appraisal rights, no pre-emptive rights to subscribe for any securities of the Company and no preferential rights to distributions. However, holders of our Common Shares will be eligible to participate in our reinvestment plan and our quarterly redemption plan.

Minimum Purchase Requirements

You must initially purchase at least 100 Common Shares in this Offering, or $1,000 based on the current per share price. In our Manager’s discretion, we may in the future increase or decrease the minimum investment amount for all new purchasers. We will disclose any new investment amount on the Efund City Platform at least two days in advance of that new minimum amount taking effect. Factors that our Manager may consider in modifying the minimum investment amount include, but are not limited to, our need for additional capital, the success of our prior capital-raising efforts, and the amount of money raised from our investors who invest the minimum amount versus the amount of money we have raised from investors contributing greater amounts. Any change to the minimum investment amount will apply to all new purchasers.

Distributions

The timing of distribution shall be determined by the Manager in its sole discretion, however, the Manager intends to declare and pay distributions on a quarterly basis if practicable, if there are any Distributable Profit, in arrears commencing in the first full quarter after the quarter in which the Company makes its first investment.  The Manager will distribute the Company’s Distributable Profit to the investors, to the extent that there is available and reasonably projected future cash flow, provided that the distribution will not impact the continuing operation of the Company. The goal is to generate returns in the form of income through quarterly distributions and capital growth through increases in the Company’s NAV per common share.

After deducting all expenses, including management fee to the Manager, any Distributable Profit shall be distributed in the following order:

1)	First, to the investors, in portion to their respective interest percentage, until they have received distributions representing a cumulative return of 8% per annum on their capital investment;

3)	Second, any remaining profits, 50% of which will be distributed to the Manager and 50% of which will be distributed to the investors.

IMPORTANT NOTE: There is no guaranty that we will have enough money to pay Investors an 8% return, and 8% is not a guaranteed return.

Any distributions that we make will directly impact our NAV, by reducing the amount of our assets. Our goal is to generate returns in the form of income through quarterly distributions and capital growth through increases in our NAV per share.  Over the course of your investment, your distributions plus the change in NAV per share (either positive or negative), less any applicable redemption fees, will produce your total return.

Distributions may be treated as ordinary income, capital gains, and return of capital for tax purposes, each of which may be taxed at a different rate for different investors:

●	The majority of recurring distributions will be taxed at your ordinary income rate if they are from current or accumulated earnings and profits.

●	The portion of your distribution in excess of current and accumulated earnings and profits will be considered a return of capital for U.S. federal income tax purposes and will not result in current tax, but will lower the tax basis of your investment until it is reduced to, but not below, zero. Any return of capital in excess of your tax basis will be treated as sales proceeds from the sale of our Common Shares and will be taxed accordingly.

●	Distributions that are designated as capital gain will generally be taxable at the long-term capital gains rate.

Because each investor’s tax considerations are different, we recommend that you consult with your tax advisor.

Reinvestment

Reinvestments of distributions will be allowed to the extent that this Offering remains ongoing. So long as the Offering is ongoing, shareholders will have the option of receiving their quarterly distributions or having their share of distributions credited to their capital accounts and reinvested in the Company to purchase additional common shares, at the then current price of our common share. Any share purchased through reinvestment will be counted towards the maximum $50,000,000 offering amount.

Investors must select at the time of subscription to receive cash or reinvest all of their quarterly distributions. If no election is made, then the quarterly distribution will not be reinvested into the Company to purchase additional common shares. No partial reinvestment is permitted. Reinvestments will be allowed to the extent that the Offering is qualified with the SEC and provided that such reinvestments do not exceed the offering amount that may be sold in any given Twelve (12) month period in accordance with Regulation A, Tier II requirements.

Investors may change their election at any time upon thirty (30) days written notice to the Company. Upon receipt and after the thirty (30) day notice has occurred, the investors’ selection shall be changed and reflected on the following first day of the quarter in which the shareholder is entitled to receive a distribution.

Voting Rights

Our common shareholders will have voting rights only with respect to certain matters, as described below. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders until the redemption date as described below in “—Quarterly Redemption Plan”. Generally, matters to be voted on by our shareholders must be approved by either a majority or supermajority, as the case may be, of the votes cast by all common shares present in person or represented by proxy. If any such vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

The following circumstances will require the approval of holders representing a majority or supermajority, as the case may be, of the common shares:

●	any amendment to our Operating Agreement that would adversely change the rights of the common shares (majority of affected class/series);

●	removal of our Manager as the manager of the Company for “cause” as described under “Management—Term and Removal of our Manager” (two-thirds); and

●	all such other matters as our Manager, in its sole discretion, determines will require the approval of shareholders, or as otherwise required by law.

Liquidation Rights

In the event of a liquidation, termination or winding up of the Company, whether voluntary or involuntary, we will first pay or provide for payment of our debts and other liabilities, including the liquidation preferences of any class of preferred shares. Thereafter, holders of our Common Shares will share in our funds remaining for distribution pro rata in accordance with their respective interests in the Company.

Preferred Shares

Section 215(e) of the Delaware LLC Act also specifically authorizes the creation of ownership interests of different classes of limited liability company interests, having such relative rights, powers and duties as the limited liability company agreement may provide, and may make provision for the future creation in the manner provided in the limited liability company agreement of additional classes of common shares. In accordance with this provision, our Operating Agreement provides that our Manager is authorized to provide for the issuance from time to time of an unlimited amount of one or more classes or series of preferred shares of limited liability company interests, or preferred shares. Unless otherwise required by law or by any stock exchange, if applicable, any such authorized preferred shares will be available for issuance without further action by our common shareholders. Our Manager is authorized to fix the number of preferred shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series and without shareholder approval. As of the date of this Offering circular, no preferred shares are outstanding and we have no current plans to issue any preferred shares.

We could issue a class or series of preferred shares that could, depending on the terms of the class or series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of Common Shares might believe to be in their best interests or in which holders of Common Shares might receive a premium for their common shares.

Transfer Agent and Registrar.

As of the date of this Offering circular, we have not engaged a transfer agent, and do not intend to engage a transfer agent until such time as we are required to do so in order to satisfy the conditional exemption contained in rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Operating Agreement

Non-Member Manager

Our Operating Agreement designates Efund City Investment LLC, as our non-member manager. Our Manager will generally not be entitled to vote on matters submitted to our shareholders, although its approval will be required with respect to certain amendments to our Operating Agreement that would adversely affect its rights. Our Manager will not have any redemption, conversion or liquidation rights by virtue of its status as the Manager.

Our Operating Agreement further provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our shareholders and will not be subject to any different standards imposed by our operating agreement, the Delaware LLC Act or under any other law, rule or regulation or in equity.

Organization and Duration

We were formed on February 5, 2020, as Efund City Metro Income Fund LLC, a Delaware limited liability company, and will remain in existence until dissolved in accordance with our Operating Agreement.

Purpose

Under our Operating Agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to our Operating Agreement relating to such business activity.

Agreement to be Bound by our Operating Agreement; Power of Attorney

By purchasing a common share, you will be admitted as a shareholder of the Company and will be bound by the provisions of, and deemed to be a party to, our Operating Agreement. Pursuant to our Operating Agreement, each shareholder and each person who acquires a common share from a shareholder grants to our Manager a power of attorney to, among other things, execute and file documents required for our qualification, continuance, conversion to a corporation, listing on a national securities exchange, initial public offering or dissolution. The power of attorney also grants our Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, our Operating Agreement.

No Fiduciary Relationship with our Manager

We operate under the direction of our Manager, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. Our Manager performs its duties and responsibilities pursuant to our operating agreement. Our Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our shareholders. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities.

Amendment of our Operating Agreement; Exclusive Authority of our Manager to Amend our Operating Agreement

Amendments to our Operating Agreement may be proposed only by or with the consent of our Manager. Our Manager will not be required to seek approval of the shareholders to adopt or approve any amendment to our Operating Agreement, except to the extent that such amendment would limit the rights of the holders of any class or series of shares or would otherwise have an adverse effect on such holders. In such a case, the proposed amendment must be approved in writing by holders representing a majority of the class or series of shares so affected.

Termination and Dissolution

We will continue as a limited liability company until terminated under our Operating Agreement. We will dissolve upon: (1) the election of our Manager to dissolve us; (2) the sale, exchange or other disposition of all or substantially all of our assets; (3) the entry of a decree of judicial dissolution of the Company; or (4) at any time that we no longer have any shareholders, unless our business is continued in accordance with the Delaware LLC Act.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements. For financial reporting purposes and federal income tax purposes, our fiscal year and our tax year are the calendar year.

Determinations by our Manager

Any determinations made by our Manager under any provision described in our Operating Agreement will be final and binding on our shareholders, except as may otherwise be required by law.

Prospect of Roll-Up/Public Listing

Our Manager may determine that it is in our best interest to (i) contribute to, or convert the Company into, an alternative vehicle, through consolidation, merger or other similar transaction with other companies, some of which may be managed by our Manager or its affiliates, referred to in this Offering Circular as a Roll-Up, (ii) list our shares (or shares of the Roll-Up vehicle) on a national securities exchange, or (iii) convert to a corporation and list the converted shares on a national securities exchange. In connection with a Roll-Up, shareholders may receive from the Roll-Up vehicle cash, stock, securities or other interests or assets of such vehicle, on such terms as our Manager deems fair and reasonable, provided, however, that our Manager will be required to obtain approval of shareholders holding a majority of the outstanding common shares if required by applicable laws or regulations.

Arbitration

By purchasing shares in this Offering, investors agree to be bound by the arbitration provisions contained in article thirteen of our operating agreement. The arbitration shall be conducted in the County of New York and the State of New York. The arbitration provisions apply to claims that may be made regarding this Offering and, among other things, limit the ability of investors to bring class action lawsuits or similarly seek remedy on a class basis. Our operating agreement allows for either us or an investor to elect to enter into binding arbitration in the event of any claim (with certain minimal exceptions) in which we and the investor are adverse parties, including claims regarding this Offering. In the event that we elected to invoke the arbitration clause, the rights of the adverse shareholder to seek redress in court would be severely limited.

Choice of Forum

Except as provided in the arbitration provision, the operating agreement limits any suit, action, or proceeding, whether in contract, tort, or otherwise, arising out of the operating agreement must be brought in a state or federal court or courts located in State of New York and in the county of or nearest to the Company’s principal office if one of these courts has subject-matter jurisdiction over the suit, action, or proceeding.

Waiver of Jury Trial

The operating agreement also stipulates that the Company and investors irrevocably and unconditionally waives any right it may have to a trial by jury for any cause of action arising out of the operating agreement.

Anti-Takeover Effects of Our Operating Agreement and Delaware Law

The following is a summary of certain provisions of our Operating Agreement and Delaware law that may be deemed to have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of the Company. These provisions include the following:

Authorized but Unissued Shares

Our Operating Agreement authorizes us to issue additional Common Shares or other securities of the Company for the consideration and on the terms and conditions established by our Manager without the approval of our shareholders. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of shares of the Company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. Our ability to issue additional shares and other securities could render more difficult or discourage an attempt to obtain control over us by means of a tender offer, merger or otherwise.

Delaware Business Combination Statute—Section 203

We are a limited liability company organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control. Section 203 of the Delaware General Corporation Law (DGCL), or Section 203, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our Operating Agreement does not currently elect to have Section 203 apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of our voting shares. Our Manager may elect to amend our Operating Agreement at any time to have Section 203 apply to us.

Valuation Policies

At the end of each fiscal quarter, beginning January 1, 2022, our manager’s internal accountants will calculate our NAV per membership interest using a process that reflects (1) estimated values of each of our assets and investments, (2) quarterly updates in the price of liquid assets for which third party market quotes are available, (3) accruals of our quarterly distributions, and (4) estimates of quarterly accruals, on a net basis, of our operating revenues, expenses and fees. The independent valuation expert will not be responsible for, or prepare, our quarterly NAV per common share. The Manager may consult with independent valuation firms, as appropriate, to assist in the valuation of the Investments.

Our goal is to provide a reasonable estimate of the market value of our shares on a quarterly basis. However, the majority of our assets will consist of commercial real estate loans and other commercial real estate investments and, as with any commercial real estate valuation, the conclusions reached by our manager’s internal accountants will be based on a number of subjective judgments and assumptions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our real estate assets and investments. In addition, for any given quarter, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the quarterly calculation of our NAV per share may not reflect the amount that might be paid for your shares in a market transaction, and any potential disparity in our NAV per share may be in favor of either shareholders who redeem their shares, or shareholders who buy new shares, or existing shareholders. However, to the extent quantifiable, if a material event occurs in between quarterly updates of NAV that would cause our NAV per share to change by 5% or more from the last disclosed NAV, we will disclose the updated price and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website.

Our real estate assets will consist primarily of a diversified portfolio of commercial real estate loans, commercial real estate and other real estate-related assets where the underlying collateral will typically be commercial real estate or security interests therein. In addition, our assets will include liquid assets and securities, which will not be valued by our independent valuation expert, and cash and cash equivalents. We will amortize asset acquisition costs over the duration of the real estate asset. Our liabilities will also include accrued fees and operating expenses, accrued distributions payable, accrued management fees and, to the extent we are using margin, trade payables incurred in the ordinary course of business, which will be estimated by our Manager.

Quarterly NAV Share Price Adjustments

Our Manager set our initial offering price at $10.00 per share, which will be the purchase price of our Common Shares through December 31, 2021. Thereafter, the per share purchase price for our Common Shares will be adjusted every fiscal quarter and, as of January 1st, April 1st, July 1st and October 1st of each year, and will be equal to our net asset value, or NAV, divided by the number of Common Shares outstanding as of the close of business on the last business day of the prior fiscal quarter, in each case prior to giving effect to any unit purchases or redemption to be effected on such day.

While this Offering is ongoing, beginning on January 1, 2022, we will file with the SEC on a quarterly basis an offering circular supplement disclosing the quarterly determination of our NAV per share that will be applicable for such fiscal quarter, which we refer to as the pricing supplement. Our website, http://www.efundcity.com and our App “Efund City” will identify the current per share purchase price. The Efund City Platform will also contain this Offering circular, including any supplements and amendments. As long as this Offering continues, we will disclose, on a quarterly basis in an offering circular supplement filed with the SEC, the principal valuation components of our NAV. In addition, we will use commercially reasonable efforts to monitor whether a material event occurs in between quarterly updates of NAV that we reasonably believe would cause our NAV per share to change by 5% or more from the last disclosed NAV. While this Offering is ongoing, if we reasonably believe that such a material event has occurred, we will calculate and disclose the updated NAV per share and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV per share information provided on our website. We will also use that updated NAV per share as the offering price for new shares for the remainder of that fiscal quarter.

Any subscriptions that we receive during a fiscal quarter will be executed at a price equal to our NAV per share in effect for that fiscal quarter. Thus, even if settlement occurs in the following quarter, the purchase price for the shares will be the price in effect at the time the subscription was received.

Quarterly Redemption Plan

While investors should view this investment as long-term, we have adopted a redemption plan whereby, on a quarterly basis, an investor has the opportunity to obtain liquidity. Our Manager has designed our redemption plan with a view towards providing investors with an initial period with which to decide whether a long-term investment in our Company is right for them. In addition, despite the illiquid nature of the assets expected to be held by our Company, our Manager believes it is best to provide the opportunity for quarterly liquidity in the event investors need it.

Pursuant to our redemption plan, an investor may only (a) have one outstanding redemption request at any given time and (b) request that we redeem up to the lesser of 5,000 shares or $50,000 per redemption request. However, we reserve the right to waive these limitations for any reason.

The calculation of the redemption price will depend, in part, on whether an investor requests redemption within the first ninety (90) days of first acquiring the shares (the “Introductory Period”) or thereafter (the “Post-Introductory Period”).

During the Introductory Period, the per share redemption price will be equal to the purchase price of the shares at the time of purchase.

During the Post-Introductory Period, the per share redemption price will be calculated based on a declining penalty to the NAV per share for our common shares in effect at the time of the redemption request, and rounded down to the nearest cent. During the Post-Introductory Period, the redemption price with respect to the common shares that are subject to the redemption request will not be reduced by the aggregate sum of distributions, if any, that have been (i) paid with respect to such shares prior to the date of the redemption request or (ii) declared but unpaid on such shares with record dates during the period between the redemption request date and the redemption date (i.e., the last day of the applicable quarter).

Holding Period from Date of Settlement	Effective Redemption Price (as percentage of per share redemption price)(1)
Less than 90 days, including the settlement date (Introductory Period)	100.0	%(2)
90 days until 3 years	97.0	%(3)
3 years until 4 years	98.0	%(4)
4 years until 5 years	99.0	%(5)
More than 5 years	100.0	%(6)

(1)	The Effective Redemption Price will be rounded down to the nearest $0.01.

(2)	The Effective Redemption Price during the Introductory Period is calculated based upon the purchase price of the shares, not the per share price in effect at the time of the redemption request.

(3)	For shares held at least ninety (90) days but less than three (3) years, the Effective Redemption Price includes the fixed 3% penalty to the per share price for our common shares in effect at the time of the redemption request.

(4)	For shares held at least three (3) years but less than four (4) years, the Effective Redemption Price includes the fixed 2% penalty to the per share price for our common shares in effect at the time of the redemption request.

(5)	For shares held at least four (4) years but less than five (5) years, the Effective Redemption Price includes the fixed 1% penalty to the per share price for our common shares in effect at the time of the redemption request.

(6)	For shares held at least five (5) years, the Effective Redemption Price does not include any penalty to the per share price for our common shares in effect at the time of the redemption request.

Whether a redemption request is deemed to be in the Introductory Period or the Post-Introductory Period will be determined as of the date the redemption request is made, not the date the redemption request is honored. Meaning, for example, if a redemption request is submitted during the Introductory Period, but honored after the Introductory Period, the effective redemption price will be determined using the Introductory Period methodology.

If we agree to honor redemption requests, such redemption of our common shares will be made quarterly upon a thirty-day (30) written request to us prior to the end of the applicable quarter; provided, however, written requests for common shares to be redeemed during the Introductory Period must be delivered to our Manager prior to the end of such shareholder’s Introductory Period. Shareholders may withdraw their redemption request at any time prior to the end of the applicable quarter. If we agree to honor redemption requests, such redemption requests will be effective as of the last day of the applicable quarter, and funds shall be remitted within thirty (30) days following the end of the applicable quarter. If we agree to honor a redemption request, the common shares to be redeemed will cease to accrue distributions or have voting rights as of the last day of the applicable quarter.

We cannot guarantee that the funds set aside for the redemption plan will be sufficient to accommodate all requests made in any given time period. And the redemption fund might come from our cash flow, investors’ investment fund, or borrowed money. We are not limited to use only certain source of fund to provide redemptions for investors. In the event our Manager determines, in its sole discretion, that we do not have sufficient funds available to redeem all of the common shares for which redemption requests have been submitted during any given quarter, such pending requests will be honored on a pro-rata basis, if at all. In the event that not all redemptions are being honored in a given quarter, the redemption requests not fully honored will have the remaining amount of such redemption requests considered on the next quarter in which redemptions are being honored. Accordingly, all unsatisfied redemption requests will be treated as requests for redemption on the next date on which redemptions are being honored, with redemptions processed pro-rata, if at all. If funds available for the redemption plan are not sufficient to accommodate all redemption requests, common shares will be redeemed on a pro-rata basis, if at all.

We intend to limit common shareholders to one (1) redemption request outstanding at any given time, meaning that, if a common shareholder desires to request more or less shares be redeemed, such common shareholder must first withdraw the first redemption request, which may affect whether the request is considered in the “Introductory Period” or “Post-Introductory Period”. For investors who hold common shares with more than one record date, redemption requests will be applied to such common shares in the order in which they settled, on a last in first out basis – meaning, those common shares that have been continuously held for the shortest amount of time will be redeemed first. In addition, we intend to limit shareholders to redemption requests to the lesser of 5,000 common shares or $50,000 worth of common shares, which may affect whether the entirety of a redemption request will be considered to be in the “Introductory Period” or “Post-Introductory Period”.

In light of the SEC’s current guidance on redemption plans, we intend to limit redemptions in any calendar quarter to shares whose aggregate value (based on the redemption price per share in effect as of the first day of the last month of such calendar quarter) is 1.25% of the NAV of all of our outstanding shares as of the first day of the last month of such calendar quarter (e.g., March 1, June 1, September 1, or December 1), with excess capacity carried over to later calendar quarters in that calendar year. However, as we intend to make a number of commercial real estate investments of varying terms and maturities, our Manager may elect to increase or decrease the amount of common shares available for redemption in any given quarter, as these commercial real estate assets are paid off or sold, but in no event will we redeem more than 5.00% of the common shares outstanding during any calendar year.

In addition, our Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without prior notice, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, following any material decrease in our NAV, or for any other reason. However, in the event that we amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, and post such information on the Efund City Platform to disclose such amendment. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our redemption plan.

The redemption plan may be changed or suspended at any time without notice.

Reports to Shareholders

Our Operating Agreement requires that we prepare an annual report and deliver it to our common shareholders within 120 days after the end of each fiscal year. Our Manager is required to take reasonable steps to ensure that the annual report complies with our Operating Agreement provisions and with applicable securities laws.

Under the Securities Act, we must update this Offering Circular upon the occurrence of certain events, such as certain asset acquisitions. We will file updated offering circulars and offering circular supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. In addition, we will provide you with periodic updates, including offering circulars, offering circular supplements, quarterly pricing supplements, quarterly information statements and other information.

We will provide such periodic updates electronically through the Efund City Platform website at https://www.efundcity.com and an App of “Efund City”. You may access and print all periodic updates provided through our website. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. We will provide you with paper copies at any time upon request. The contents of the Efund City Platform website are not incorporated by reference in or otherwise a part of this Offering circular.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the acquisition, holding, and disposition of our common shares. For purposes of this section, references to “we,” “us” or the “Company” means only Efund City Metro Income Fund LLC and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of the Company, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this Offering circular. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular shareholder in light of its investment or tax circumstances or to shareholders subject to special tax rules, such as:

●	U.S. expatriates;

●	persons who mark-to-market our common shares;

●	subchapter S corporations;

●	U.S. shareholders who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

●	financial institutions;

●	insurance companies;

●	broker-dealers;

●	regulated investment companies;

●	trusts and estates;

●	holders who receive our Common Shares through the exercise of employee stock options or otherwise as compensation;

●	persons holding our Common Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

●	persons subject to the alternative minimum tax provisions of the Code;

●	persons holding our Common Shares through a partnership or similar pass-through entity;

●	persons holding a 10% or more (by vote or value) beneficial interest in the Company;

●	tax exempt organizations; and

●	non-U.S. persons (as defined below), except to the extent discussed below in “—Taxation of Non-U.S. Shareholders.”

This summary assumes that shareholders will hold our Common Shares as capital assets, which generally means as property held for investment.

For the purposes of this summary, a U.S. person is a beneficial owner of our Common Shares who for U.S. federal income tax purposes is:

●	a citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more

U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, a U.S. shareholder is a beneficial owner of our Common Shares who is a U.S. person. A tax-exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of our Common Shares who is a nonresident alien individual or a non-U.S. corporation for U.S. federal income tax purposes, and a non-U.S. shareholder is a beneficial owner of our Common Shares who is a non-U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON SHARES TO ANY PARTICULAR SHAREHOLDER WILL DEPEND ON THE SHAREHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON SHARES.

Taxation of the Company

Under current law, the Company, which intends to be treated as a partnership for U.S. tax purposes, will be required to file a tax return with the IRS. If the tax returns of the Company are audited by the IRS, the tax treatment of the Company’s income and deductions generally is determined at the Company level and U.S. tax deficiencies arising from the audit, if any, are paid by the shareholders that were shareholders for U.S. tax purposes in the year subject to the audit.

The Bipartisan Budget Act of 2015 (“BBA”), changed many of the rules relating to the Tax Matters Member or Partnership Representative and their representation of the entity (in this case the Company) with respect to all tax matters. Specifically, under the general rule imposed under new legislation, an audit adjustment of the Company’s tax return filed or required to be filed for any tax year beginning during or after 2018 (a “Filing Year”) could result in a tax liability (including interest and penalties) imposed on the Company for the year during which the adjustment is determined (the “Adjustment Year”). The tax liability generally is determined by using the highest tax rates under the Code applicable to U.S. taxpayers, in which case any Adjustment Year shareholders of the Company would bear the audit tax liability at significantly higher rates (including interest and penalties) arising from audit adjustments and in amounts that are unrelated to their Filing Year economic interests in the Company partnership items that were adjusted.

To mitigate the potential adverse consequences of the general rule, the Company may be able to elect to pass through such audit adjustments for any year to the shareholders who were shareholders in the Company for the Filing Year (instead of those who are shareholders in the Adjustment Year), in which case those shareholders generally would be responsible for the payment of any tax deficiency, determined after including their shares of the adjustments on their tax returns for the Adjustment Year. The ramifications of the BBA changes to the audit procedures and rules could be significant, and prospective investors are strongly encouraged to consult with competent and experienced tax advisors and counsel with respect to the BBA changes, before making an investment in the Company.

Taxation of Taxable U.S. Shareholders

This section summarizes the taxation of U.S. shareholders that are not tax-exempt organizations.

Distributions

Distributions made to our taxable U.S. shareholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. shareholder has held our stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. shareholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. shareholders will increase their adjusted tax basis in our Common Shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. shareholders who are individuals and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. shareholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted tax basis of the U.S. shareholder’s Common Shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. shareholder’s common shares, they will be treated as gain from the disposition of the shares and thus will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less.

Dispositions of Our Common Shares

In general, capital gains recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of shares of our Common Shares will be subject to a maximum U.S. federal income tax rate of 20%, if such shares were held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if such shares were held for one year or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. shareholder upon the disposition of our Common Shares held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the shares have not been held for more than one year), and are generally available only to offset capital gain income of the U.S. shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our Common Shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. shareholder as long-term capital gain.

Redemptions of Common Shares

A redemption of shares will be treated under Section 302 of the Code as a taxable distribution unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the redeemed shares. A redemption that is not treated as a sale or exchange will be taxed in the same manner as regular distributions (e.g., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend), and a redemption treated as a sale or exchange will be taxed in the same manner as other taxable sales discussed above.

The redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the shareholder, (i) results in a “complete termination” of the shareholder’s interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular redemption will depend upon the facts and circumstances as of the time the determination is made and the constructive ownership rules are complicated, prospective shareholders are advised to consult their own tax advisers to determine such tax treatment.

If a redemption of shares is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of the property received by the redeeming shareholder. In addition, although guidance is sparse, the IRS could take the position that shareholders who do not participate in any redemption treated as a dividend should be treated as receiving a constructive stock distribution taxable as a dividend in the amount of the increased percentage ownership in us as a result of the redemption, even though such shareholder did not actually receive cash or other property as a result of such redemption. The amount of any such constructive dividend would be added to the nonredeeming shareholder’s basis in his shares. It also is possible that under certain technical rules relating to the deduction for dividends paid, the IRS could take the position that redemptions taxed as dividends impair our ability to satisfy our distribution requirements under the Code.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. shareholder with respect to our Common Shares will be treated first as a recovery of the shareholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our common shares.

Medicare Tax on Unearned Income

U.S. shareholders that are individuals, estates or trusts may be required to pay an additional 3.8% federal tax on net investment income including, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. shareholders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our common shares.

Taxation of Non-U.S. Shareholders

General

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common shares. In cases where a non-U.S. shareholder’s investment in our Common Shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, dividend income received in respect of our Common Shares and gain from the sale of our Common Shares generally will be “effectively connected income”, or ECI, subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. shareholder were a U.S. shareholder, and such dividend income may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) on the income after the application of the income tax in the case of a non-U.S. shareholder that is a corporation. Additionally, non-U.S. shareholders that are nonresident alien individuals who are present in the U.S. for 183 days or more during the taxable year and have a “tax home” in the U.S. are subject to a 30% withholding tax on their capital gains. The remaining discussion below assumes the dividends and gain generated in respect of our Common Shares is not effectively connected to a U.S. trade or business of the non-U.S. shareholder and that the non-U.S. shareholder is not present in the U.S. for more than 183 days during any taxable year.

FIRPTA

Under the Foreign Investment in Real Property Tax Act, or FIRPTA, gains from U.S. real property interests, or USRPIs, are treated as ECI subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. shareholder were a U.S. shareholder (and potentially branch profits tax to non-U.S. corporations), and will generate return filing obligations in the United States for such non-U.S. shareholders. USRPIs for purposes of FIRPTA generally include interests in real property located in the United States and loans that provide the lender with a participation in the profits, gains, appreciation (or similar arrangements) of real property located in the United States. Loans secured by real property located in the United States that do not provide the lender with a participation in profits, gains, appreciation (or similar arrangements) of the real property are generally not treated as USRPIs.

Our shares are not currently traded on an established securities market. We also cannot assure you that we will be domestically-controlled at all times in the future. Thus, although we expect that many of our assets will not themselves be USRPIs, we cannot assure you that our stock is not or will not become a USRPI in the future.

Ordinary Dividends

The portion of dividends received by non-U.S. shareholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of USRPIs will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. In addition, any portion of the dividends paid to non-U.S. shareholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate.

Non-Dividend Distributions

A non-U.S. shareholder should not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that stock. A non-U.S. shareholder generally will not be subject to U.S. federal income tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock unless our stock constitutes a USRPI. If our stock is a USRPI, distributions in excess of both our earnings and the non-U.S. shareholder’s basis in our stock will be treated as ECI subject to U.S. federal income tax. Regardless of whether the distribution exceeds basis, we will be required to withhold 15% of any distributions to non-U.S. shareholders in excess of our current year and accumulated earnings (i.e., including distributions that represent a return of the non-U.S. shareholder’s tax basis in our stock). The withheld amounts will be credited against any U.S. tax liability of the non-U.S. shareholder, and may be refundable to the extent such withheld amounts exceed the shareholder’s actual U.S. federal income tax liability. Even in the event our stock is not a USRPI, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits, to the extent such withheld amounts exceed the shareholder’s actual U.S. federal income tax liability.

Capital Gain Dividends

Subject to an exception that may apply if our stock is regularly traded on an established securities market, under a FIRPTA “look-through” rule, any of our distributions to non-U.S. shareholders of gain attributable to the sale of a USRPI will be treated as ECI and subject to 35% withholding. Amounts treated as ECI under the look-through rule may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty), after the application of the income tax to such ECI, in the case of a non-U.S. shareholder that is a corporation. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as capital gains dividends. Capital gain dividends received by a non-U.S. shareholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax. This FIRPTA look through rule also applies to distributions in redemption of shares and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI.

A distribution that would otherwise have been treated as gain from the sale of a USRPI under the FIRPTA look-through rule will not be treated as ECI, and instead will be treated as otherwise described herein without regard to the FIRPTA look-through rule, if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. shareholder does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the distribution is received. We currently are not publicly traded and such rules will not apply unless and until our Common Shares become “regularly traded” on an established securities exchange in the future.

Dispositions of Our Common Shares

A sale of our Common Shares by a non-U.S. shareholder generally will not be subject to U.S. federal income tax unless our shares are a USRPI. If our shares are a USRPI, gain from the sale of our shares would be ECI to the non-U.S. shareholder. If our shares are not a USRPI, gain from the sale of our shares would not be subject to U.S. federal income tax.

Redemptions and Liquidating Distributions

A redemption of shares by a non-U.S. shareholder will be treated as a regular distribution or as a sale or exchange of the redeemed shares under the same rules of Section 302 of the Code that apply to U.S. shareholders and which are discussed above under “Taxation of Taxable U.S. Shareholders—Redemptions of Common Shares.” Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a redemption treated as a sale or exchange of our shares would be ECI to the non-U.S. shareholder and (ii) if our shares are not a USRPI, gain from a redemption treated as a sale or exchange of our shares would not be subject to U.S. federal income tax.

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a non-U.S. shareholder with respect to our Common Shares will be treated first as a recovery of the shareholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our common shares. Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a liquidating distribution with respect to our shares would be ECI to the non-U.S. shareholder and (ii) if our shares are not a USRPI, gain from a liquidating distribution with respect to our shares would not be subject to U.S. federal income tax.

The IRS takes the view that under the FIRPTA look-through rule, but subject to the exception described above that may apply to a holder of no more than 10% of our Common Shares if our Common Shares are regularly traded on an established securities market, distributions in redemption of our Common Shares and liquidating distributions to non-U.S. shareholders will be treated as ECI and subject to 35% withholding, and also potentially subject to branch profits tax in the case of corporate non-U.S. shareholders, to the extent that the distributions are attributable to gain from the sale of a USRPI, regardless of whether our stock is a USRPI and regardless of whether the distribution is otherwise treated as a sale or exchange.

Backup Withholding and Information Reporting

We will report to our U.S. shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of dividends or capital gain distribution to any U.S. shareholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty. A non-U.S. shareholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our Common Shares within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. shareholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our Common Shares conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Accounts and FATCA

The Foreign Account Tax Compliance Act, commonly referred to as FATCA, currently imposes withholding taxes on certain U.S. source passive payments to “foreign financial institutions” and certain other non-U.S. entities and will impose withholding taxes with respect to payments of disposition proceeds of U.S. securities realized after December 31, 2018. Under FATCA, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. shareholders who own shares of our Common Shares through foreign accounts or foreign intermediaries and certain non-U.S. shareholders. FATCA imposes a 30% withholding tax on dividends currently on, and will impose a 30% withholding tax on gross proceeds from the sale or other disposition of, our Common Shares paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding the application of FATCA to an investment in the Company.

State, Local and Non-U.S. Taxes

We and our shareholders may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of us and our shareholders may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective shareholders should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our common shares.

HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase our Common Shares who satisfy the “qualified purchaser” standards should proceed as follows:

●	Read this entire Offering Circular and any supplements accompanying this Offering circular.

●	Electronically complete and execute a copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included as an exhibit to this Offering circular. As outlined in the subscription agreement, each investor will need to electronically complete a Form W-9.

●	Electronically provide ACH instructions to us for the full purchase price of our Common Shares being subscribed for.

By executing the subscription agreement, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a “qualified purchaser”, and that for investors who do not qualify as “accredited investors” under Rule 501(a) of Regulation D, such subscription for Common Shares does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part.

Subscriptions will be accepted or rejected by us as soon as reasonably practicable. We will not draw funds from any subscriber until the date your subscription is accepted. If we accept your subscription, we will email you a confirmation.

LEGAL MATTERS

Certain legal matters, including the validity of Common Shares offered hereby, have been passed upon for us by Getech Law LLC.

EXPERTS

The financial statements included in this Offering Circular have been so included in reliance upon the report of Fei Qi CPA, independent auditors, upon the authority of said firm as experts in accounting and auditing.

We have not engaged an independent valuation services firm, and do not intend to do so until such time as we determine that one is needed. As further described under “Description of our Common Shares—Valuation Policies”, our manager’s internal accountants will use the estimated market values provided as well as inputs from other sources in their calculation of our quarterly net asset value (NAV) per share.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this Offering. This Offering circular, which is part of the offering statement, does not contain all the information set forth in the Offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

Efund City Metro Income Fund LLC

Attn: Investor Relations Division

232 Old River Rd

Edgewater, NJ 07020

Within 120 days after the end of each fiscal year we will provide to our shareholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to shareholders.

We also maintain a website at https://www.efundcity.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this Offering circular.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Efund City Metro Income Fund LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Efund City Metro Income Fund LLC. (the “Company”) as of December 31, 2020 and the related statement of operations, stockholders’ equity (deficiency), and cash flow for the year ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Efund City Metro Income Fund LLC of December 31, 2020 and the result of its operations and cash flow for the year ended December 31, 2020 in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on my audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor are we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Going Concern Uncertainty

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there were no critical audit matters.

Elmhurst, New York

June 1, 2021

Efund City Metro Income Fund LLC

Balance Sheet

December 31, 2020

December 31, 2020
Assets:
Cash and cash equivalents	$100
Total Assets:	$100

Liabilities and Member’s Equity
Liabilities:
Total Liabilities:	$-

Member’s Equity:
Common shares: Unlimited shares authorized; 500 shares issued and outstanding	5,000
Retained earnings	(4,900)
Total Member’s Equity	100
Total Liabilities and Member’s Equity	$100

The accompanying footnotes are an integral part of the financial statements

Efund City Metro Income Fund LLC

Statement of Operations

For the Period from February 5, 2020 (Inception) through December 31, 2020

For the Period from February 5, 2020 (Inception) through December 31, 2020
Revenue:
Total revenue:	$-

Expenses:
General and Administrative Expense	$4,900

Net income (loss)	$(4,900)

Earnings Per Ordinary Share
Weighted average number of shares:
Basic	500
Diluted	500

Earnings per share
Basic	$(9.80)
Diluted	$(9.80)

The accompanying footnotes are an integral part of the financial statements

Efund City Metro Income Fund LLC

Statement of Changes in Member’s Equity

Member’s equity, February 5, 2020:	$-

Capital contribution from the Sponsor for 500 shares issued	5,000

Retained Earnings: Net income (loss) for the period from February 5, 2020 (inception) to December 31, 2020	(4,900)

Member’s equity, December 31, 2020:	$100

The accompanying footnotes are an integral part of the financial statements

Efund City Metro Income Fund LLC

Statement of Cash Flows

For the Period from February 5, 2020 (Inception) through December 31, 2020

For the Period from February 5, 2020 (Inception) through December 31, 2020
Cash flows from operating activities:
Net income (loss)	$(4,900)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:

Net cash provided by (used in) operating activities	(4,900)

Cash flows from financing activities:
Proceed from the issuance of 500 shares to the Sponsor	5,000
Net cash provided by financing activities	5,000

Net change in cash	100
Cash, beginning of period	-
Cash, end of period	$100

Supplemental cash flow information
Cash paid for interest	$-
Cash paid for taxes	$-

The accompanying footnotes are an integral part of the financial statements

Efund City Metro Income Fund LLC

Notes to the Financial Statements

For the Period from February 5, 2020 (Inception) through December 31, 2020

1.	Formation and Organization

EFUND CITY METRO INCOME FUND LLC (the “Company”) is a newly organized Delaware limited liability company, formed on February 5, 2020. The Company intends to invest in a diversified portfolio of commercial real estate assets in major metropolitan areas, primarily consisting of bridge and mezzanine loans, including junior participating interest in first mortgages, preferred, and direct equity. The Company may also directly acquire real property, real estate-related loans and certain mortgage-related securities. The Company is externally managed by Efund City Investment LLC (the “Manager”), a Delaware limited liability company, and a wholly-owned subsidiary of Efund City Holding LLC (the “Sponsor”). The Company’s term is indefinite.

The Company intends to raise a maximum of $50 million of offering proceeds in a total of 5,000,000 common shares at an initial price of $10 per share, pursuant to an exemption from registration under Regulation A of the Security Act of 1933, as amended. Until the minimum offering is achieved, investors’ funds will remain at investors’ bank/financial institution and investors will not be admitted as shareholders.

On May 12, 2020, the Company issued 500 common shares to the Sponsor, at a price of $10 per share in the initial private placement. The Sponsor paid in full of the aggregate purchase price of $5,000 on May 15, 2020.

As of December 31, 2020, the Company has not commenced operations. The Company has selected December 31 as its fiscal year end.

2.	Summary of Significant Accounting Policies

Basis of presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). All values are stated in United States dollars.

Use of estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2020, the Company did not have any cash equivalents.

Federal Deposit Insurance Corporation (FDIC) coverage is $250,000 per institution. At May 31, 2020, cash did not exceed the federally insured limit.

Earnings per Share

Basic earnings per share is calculated on the basis of weighted-average number of common shares outstanding during the period. Basic earnings per share is computed by dividing income available to common members by the weighted-average common shares outstanding during the period. As of December 31, 2020, the Company did not have any dilutive securities. The Company has not commenced operations and did not have income or loss during the period.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups (JOBS) Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.

Efund City Metro Income Fund LLC

Notes to the Financial Statements

For the Period from February 5, 2020 (Inception) through December 31, 2020

The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Recently Issued Accounting Pronouncements

Management has evaluated recently issued, but not yet effective, accounting pronouncements and does not believe that any of these pronouncements will have a significant impact on the Company’s financial statements and related disclosures.

3.	Going Concern

As of December 31, 2020, the Company had $100 in cash and member’s equity, and its ability to commence operations is contingent upon obtaining adequate financial resources through a proposed offering. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through a planned public offering, and the Sponsor has agreed to fund all the organization and offering costs for the Company (see Note 3). There is no assurance that the Company’s plan to raise capital will be successful within the offering period. The impact of COVID-19 will also increase the uncertainty of the Company’s business plan and future operations.

The audited financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4.	Organizational, Offering and Related Costs

The Sponsor will pay on the Company’s behalf all third-party costs incurred in connection with the Company’s organization and the public offering of the Company’s common shares. The Company will not reimburse the Sponsor, and the Sponsor will not seek any reimbursement from the Company or the Manager, for these third-party organization and offering costs incurred both before and after the filing date of this offering circular.

The Company will pay its ongoing reporting and operating costs. And if some of the ongoing reporting and operating costs are first paid by the Manager or the Sponsor, the Company will reimburse the Manager or the Sponsor later.

The Manager will receive fees and expense reimbursements from the Company for services relating to the investment and management of the Company’s assets. The Manager currently does not provide any offering, investment or management services to any other entity, although it may do so in the future. The Company will not pay the Manager or its affiliates any selling commissions or dealer manager fees in connection with the offer and sale of the Company’s common shares. No portion of the fees detailed will be allocated to any individual in his or her capacity as an executive officer of the Manager.

Efund City Metro Income Fund LLC

Notes to the Financial Statements

For the Period from February 5, 2020 (Inception) through December 31, 2020

5.	Related Party Transactions

Efund City Holding LLC

Efund City Holding LLC is the Sponsor, and it will fund all of the Company’s organization and offering expenses. The Sponsor will not seek any reimbursement from the Company or the Manager in the future and the Company will not reimburse the Sponsor for all the organization and offering expenses. The Sponsor has purchased 500 shares at a price of $10 per share. Mr. Fan ‘Richard’ Liu (“Mr. Liu”) is the manager and sole owner of Efund City Holding LLC and investment committee member of the Manager. Mr. Liu is responsible for overseeing the day-to-day operations of Efund City Holding LLC.

Efund City Investment LLC

Efund City Investment LLC, the Manager, manages our day-to-day operations. The Manager is a wholly-owned subsidiary of Efund City Holding LLC. A team of real estate and finance professionals, acting through the Manager, will make all the decisions regarding the selection, negotiation, financing and disposition of the Company’s investments, subject to the limitations in the Company’s operating agreement. A majority of the investment committee of our Manager will also provide asset management, marketing, investor relations and other administrative services on the Company’s behalf with the goal of maximizing the Company’s operating cash flow and preserving the Company’s invested capital.

According to the proposed operating agreement, the Manager will receive fees and expense reimbursements for services relating the investment and management of the Company’s assets.

Management Fee — The Manager is entitled to a quarterly asset management fee equal to an annualized rate of 1.00% payable in arrears, which, through December 31, 2021, will be based on the Company’s net offering proceeds as of the end of each quarter, and thereafter will be based on the Company’s net asset value (NAV) at the end of each prior quarter.

Performance Fee – The Manager will receive certain performance-based compensation. After distribution of an 8% per annum on the capital contribution to the Investors, the Manager shall receive Fifty Percent (50%) of the remaining profits.

Efund City Platform LLC

The Company plans to conduct its offering on the Efund City Platform. The Company will not pay Efund City Platform LLC any sales commissions or other remuneration for hosting this offering on the Efund City Platform. The Efund City Platform will host other offerings of investment opportunities in the future. Currently, the Platform does not have any active offering considering its being a new platform and only launched recently.

Efund City Trademark LLC

Efund City Trademark LLC (“Trademark LLC”) is also a wholly owned subsidiary of the Sponsor. Trademark LLC owns the trademarks of “Efundcity”, “财享+”, and stylized logo combing “Efundcity” and “财享+”.

Trademark LLC will enter into a license agreement with the Company whereas the Company can use the above referenced trademarks in related services.

Efund City Metro Income Fund LLC

Notes to the Financial Statements

For the Period from February 5, 2020 (Inception) through December 31, 2020

Lease Agreement

Hongkun USA Real Estate Development LLC (“Hongkun USA”) is a real estate development and management company headquartered in New York City, an affiliated company of our Sponsor. The Company entered into a sublease agreement with Hongkun USA for office space located at 888 7th Avenue, 28th Floor, New York, NY 10109. The lease payment from February 5, 2020 to December 31, 2020 was $4,900.

Share Services Agreement

On May 7, 2020, Hongkun USA entered into a Shared Services Agreement with the Company. In accordance with the agreement Hongkun USA personnel will provide consulting, technical and administrative services including, but not limited to payroll and human resources administration, accounts payable, treasury services including bank reconciliations, risk management, consulting, administrative assistances, legal services, management information and computer processing systems. Hongkun will provide the necessary human resources and related overhead support to provide the activities listed above. Hongkun will compute an hourly rate to recapture the estimated payroll costs of the employees providing the service, including benefits and bonuses. The rates will be redetermined annually on January 1st of each year, or more frequently if agreed to by both parties. Hongkun agrees to waive the compensation during the initial term. The term of the agreement is for two years or at termination request by either party.

6.	Economic Dependency

Under various agreements, the Company has engaged or will engage the Manager and its affiliates to provide certain services that are essential to the Company, including investment advisory and acquisition services, offering services, asset management services, and disposition decisions, the sale of the Company’s common shares available for issue, as well as other administrative responsibilities for the Company including accounting services, financing services and investor relations. As a result of these relationships, the Company is dependent upon the Manager and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

7.	Subsequent Events

The Company evaluated subsequent events through May 3, 2021, which is the date the financial statements were available to be issued. No subsequent events were noted that would have required adjustment or disclosure in the financial statements.

PART III —EXHIBITS

Index No.	Exhibits

Exhibit No.	Description
2.1*	Certificate of Formation
2.2*	Form of Operating Agreement
2.3*	Form of Amended Operating Agreement
4.1*	Form of Subscription Agreement
4.2*	Form of Amended Subscription Agreement
6.1*	Form of Shared Services Agreement between Efund City Investment LLC and Hongkun USA Real Estate Development LLC
6.2*	Trademark License Agreement Between Efund City Metro Income LLC and Efund City Trademark LLC
6.3*	Technology and Service Agreement Between Efund City Metro Income LLC and Efund City Flatform LLC
11.1*	Consent of Getech Law LLC (included in Exhibit 12.1)
11.2*	Consent of Fei Qi CPA
12.1*	Opinion of Getech Law LLC, as to the legality of the securities being qualified

*	Previously filed

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edgewater, State of New Jersey, on August 20, 2021.

Efund City Metro Income LLC

By: Efund City Investment LLC

By:	/s/ Fan ‘Richard’ Liu
Name:	Fan ‘Richard’ Liu
Title:	Chief Executive Officer and Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard ‘Fan’ Liu
Richard ‘Fan’ Liu	Chief Executive Officer and Investment Committee Member of Efund City Investment LLC	August 20, 2021
(Principal Executive Officer)

/s/ Richard ‘Fan’ Liu
Richard ‘Fan’ Liu	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 20, 2021

III-2